                                                                    EXHIBIT 10.4



================================================================================




                                 TORREY RESERVE


                                  OFFICE LEASE



                                     Between


                             American Assets, Inc.,
                            a California corporation

                                   (LANDLORD)


                                       and


                        ACC Consumer Finance Corporation,
                             a Delaware corporation

                                    (TENANT)


                              Date: April 7, 1997




================================================================================

                                TABLE OF CONTENTS


               SUBJECT MATTER                                                    PAGE
 Article 1     PROJECT, BUILDING, AND PREMISES                                     1
 Article 2     SUBSTITUTION OF OTHER PREMISES                                      1
 Article 3     LEASE TERM                                                          2
 Article 4     BASIC RENT                                                          2
 Article 5     ADDITIONAL RENT                                                     2
 Article 6     SECURITY DEPOSIT                                                    5
 Article 7     USE                                                                 6
 Article 8     COMPLIANCE WITH LAWS                                                6
 Article 9     HAZARDOUS MATERIAL                                                  6
 Article 10    UTILITIES AND SERVICES                                              7
 Article 11    REPAIRS AND MAINTENANCE                                             8
 Article 12    ALTERATIONS AND ADDITIONS                                           9
 Article 13    COVENANT AGAINST LIENS                                              10
 Article 14    EXCULPATION, INDEMNIFICATION, AND  INSURANCE                        10
 Article 15    DAMAGE AND DESTRUCTION                                              14
 Article 16    CONDEMNATION                                                        15
 Article 17    ASSIGNMENT AND SUBLEASING                                           16
 Article 18    SURRENDER OF PREMISES                                               19
 Article 19    HOLDING OVER                                                        19
 Article 20    ESTOPPEL CERTIFICATES                                               19
 Article 21    SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT                       20
 Article 22    DEFAULTS AND REMEDIES                                               20
 Article 23    LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS                    21
 Article 24    LATE PAYMENTS                                                       22
 Article 25    NONWAIVER                                                           22
 Article 26    WAIVER OF RIGHT TO JURY TRIAL; DISPUTE RESOLUTION                   22
 Article 27    ATTORNEY FEES AND COSTS                                             23
 Article 28    LANDLORD'S ACCESS TO PREMISES                                       23
 Article 29    SIGNS                                                               23
 Article 30    TENANT PARKING                                                      23
 Article 31    MISCELLANEOUS                                                       24


 Exhibit A     DIAGRAM OF PREMISES
 Exhibit B     SITE PLAN OF PROJECT
 Exhibit C     TENANT WORK LETTER AGREEMENT
 Exhibit D     NOTICE OF BASIC LEASE INFORMATION
 Exhibit E     RULES AND REGULATIONS
 Exhibit F     ESTOPPEL CERTIFICATE

                                     Part I

                       SUMMARY OF BASIC LEASE INFORMATION


The basic terms of this Lease are:

 1. Date of Lease:    April 7, 1997
                   -------------------------------------------------------------

 2. Landlord:     American Assets, Inc., a California corporation
              ------------------------------------------------------------------

 3. Tenant:      ACC Consumer Finance Corporation, a Delaware corporation
            --------------------------------------------------------------------

 4. Premises, Building and Project:

    (a) Building Address (Section 1.1): 11452 El Camino Real
                                        San Diego, CA 92130
                                        ----------------------------------------

    (b) Number of Rentable Square Feet in Building (Section 1.1):    75,043
                                                                  --------------

    (c) Premises (Section 1.1): Approximately 36,980 Rentable Square Feet of space located on the 3rd & 4th floor(s), as set forth in Exhibit A, known as Suite(s) 300 and 400.

 5. Lease Term:

    (a) Duration (Section 3.1):  Seven (7)        years and   zero   months;
                                    -----------------           --------
        *SEE ADDENDUM

    (b) Lease Commencement Date (Section 3.1): The earlier of (1) the date on which Tenant occupies all or part of the Premises (other than in connection with the construction of the Premises) and (2) the date on which the Tenant Improvements are Substantially Complete subject to acceleration due to Tenant delays;

        The anticipated Lease Commencement Date is     October 1, 1997

    (c) Lease Expiration Date (Section 3.1): The last day of the month in which the Eighty-fourth (84th) anniversary of the Lease Commencement Date occurs;

 6. Basic Rent (Section 4.1):

          Lease Year        Monthly Basic Rent   Basic Rent/RSF/Mo.
          ----------        ------------------   ------------------
              1                 $61,017.00              $1.65
              2                 $62,866.00              $1.70
              3                 $64,715.00              $1.75
              4                 $66,564.00              $1.80
              5                 $68,413.00              $1.85
              6                 $70,262.00              $1.90
              7                 $72,111.00              $1.95

 7. Additional Rent (Article 5):

    (a) Base Year (Subsection 5.2.1): The calendar year of     1998
                                                           ---------------------

    (b) Tenant's Share of Direct Expenses (Subsection 5.2.6): Approximately
        49.28 percent.

 8. Security Deposit (Section 6.1):         $61,017.00
                                    --------------------------------------------
 9. Permitted Use (Section 7.1): Administrative offices for consumer finance company

10. Parking (Section 30.1): Tenant shall be entitled to the use of 103 parking spaces on an unreserved basis and 29 under building parking spaces on a reserved basis.

11. Addresses for notices:

    (a) Landlord's address (Subsection 31.11.3): American Assets, Inc.
                                                 11455 El Camino Real, Suite 200
                                                 San Diego, CA 92130-2045
                                                 Attn:  Property Manager

    (b) Tenant's address (Subsection 31.11.3):

        (1) Before Lease Commencement Date: ACC Consumer Finance Corp.
                                            12750 High Bluff Drive, Suite 320
                                            San Diego, CA 92130-2045
                                            Attn:  Mr. Gary S. Burdick

        (2) After Lease Commencement Date:  ACC Consumer Finance Corp.
                                            11452 El Camino Real, Suite 400
                                            San Diego, CA 92130-2045
                                            Attn:  Mr. Gary S. Burdick

    (c) Address of Landlord's lender (Subsection 31.11.4):
                                                         Wells Fargo Bank
                                                         401 B Street, Suite 304
                                                         San Diego, CA 92101
                                                         Attn: Mr. Jeff Stitez

12. Brokers (Section 31.23): CB Commercial (Dick Balestri) representing Landlord and Business Real Estate Brokerage Co. (Joe Anderson) representing Tenant.


Each reference in this Lease to any provision in this Summary shall be construed to incorporate all the terms provided under that provision of the Summary. In the event of any conflict between a provision in this Summary and a provision in the balance of the Lease, the latter shall control.

                                    Part II

                                   LEASE PROVISIONS

                                   Article 1
                        PROJECT, BUILDING, AND PREMISES

        1.1. Lease of Premises. Landlord leases to Tenant and Tenant leases from Landlord the premises described in Summary of Basic Lease Information Section 4
(c) (Premises), which are located in the building described in Summary Section 4
(a) (Building), reserving to Landlord the rights described in Lease Section 1.3. The outline of the Premises is set forth in Exhibit A. The Rentable Area and Usable Area of the Premises and the Rentable Area of the Building are set forth in Summary Sections 4 (b) and 4 (c). The Building, the areas servicing the Building (including any adjacent parking structure and parking area), and the land on which the Building and those areas are located (as shown on the site plan attached to this Lease as Exhibit B are sometimes collectively referred to as the "Project". Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, Building and/or Project except as specifically stated in this Lease.

        1.2. Appurtenant Rights. Tenant is granted the right at all times during the Lease Term to the nonexclusive use of the main lobby of the Building, common corridors and hallways, stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other public or common areas located on the Project. Landlord, however, has the sole discretion to determine the manner in which those public and common areas are maintained and operated, and the use of those areas shall be subject to the Rules and Regulations, as defined in Section 7.2.

        1.3. Landlord's Reservation of Rights. The following rights are reserved to Landlord: (a) the right to all of the Building, except for the space within the Premises; (b) the right to change all elements of the Project; (c) the rights reserved to Landlord by provisions of this Lease or by operation of law;
(d) the exclusive right to consent to the use or occupancy of the Premises by anyone other than Tenant; and (e) all rights in the economic value of the leasehold estate in the Premises, as stated in Articles 16 and 17.

        1.4. Preparation of Premises; Acceptance. The rights and obligations of the parties regarding the construction of the Premises before the commencement of the Lease Term are stated in the Tenant Improvement Agreement attached to this Lease as Exhibit C. If this Lease conflicts with the Tenant Improvement Agreement, the Tenant Improvement Agreement shall prevail.

        1.5. Rentable Area and Usable Area.

           1.5.1. Standard of Calculation. For purposes of this Lease, "Rentable Area", "Rentable Square Feet", "Rentable Square Footage", "Usable Area", "Usable Square Feet", and "Usable Square Footage" shall be calculated under the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1C1996 (revised and adopted June 7, 1996) or successor standard(s), adopted by the Building Owners and Managers Association International (BOMA).

           1.5.2. Verification of Rentable Area of Premises and Building. The Rentable Area of the Premises and the Building is subject to verification from time to time by Landlord's space planner or architect. That verification shall be made in accordance with this Section 1.5. Tenant's space planner or architect may consult with Landlord's space planner or architect regarding that verification. The determination of Landlord's space planner or architect, however, shall be conclusive and binding on the parties.

           1.5.3. Adjustment of Rent. If Landlord's space planner or architect determines that the Rentable Area of the Premises or the Building is different from that stated in this Lease, all Rent that is based on that incorrect amount shall be modified in accordance with that determination. If that determination is made, it shall be confirmed in writing by Landlord to Tenant.

                                       Article 2
                            SUBSTITUTION OF OTHER PREMISES

        2.1. Substitution of Other Premises. Landlord shall have the right to relocate Tenant to other space in the Building or Project comparable to the Premises in accordance with the following: (a) Landlord shall give Tenant at least sixty (60) days' notice of Landlord's intention to relocate the Premises;
(b) the new premises shall be converted at Landlord's expense to substantially the same size, dimensions, configuration, decor, and nature as the Premises described in this Lease; (c) the physical relocation of the Premises shall be accomplished by Landlord at its expense on a weekend. If the relocation has not been completely accomplished before the Monday immediately following that weekend, Rent shall abate in full from the time that the physical relocation commences to the time that it is completed; (d) all costs incurred by Tenant as a result of the relocation (including costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items) shall be paid by Landlord in a sum not to exceed One Thousand Dollars; (e) Landlord shall not have the right to relocate the Premises more than once during the Lease Term; (f) if the new premises are smaller than the Premises as they existed before the relocation, Basic Rent shall be reduced to an amount computed by multiplying the Basic Rent specified in Section 4.1 by a fraction, the numerator of which shall be the Rentable Area of the new premises and the denominator of which shall be the Rentable Area of the Premises immediately before the relocation; (g) if the Rentable Area of the new premises is larger than the Rentable Area of the Premises immediately before the relocation, Tenant's Share of

Direct Expenses shall not increase but shall continue to be based on the Rentable Area of the Premises immediately before the relocation; (h) the parties shall execute an amendment to this Lease stating the relocation of the Premises and the reduction, if any, in Basic Rent. After the date on which Tenant is relocated to the new premises, the term "Premises" in this Lease shall refer to the new premises; (i) if a dispute arises in connection with this Section, the dispute shall be resolved by arbitration under Section 26.2, except that: (1) if the dispute concerns the recalculation of Rent under subparagraph (f) or the reduction of Tenant's Share of Direct Expenses under Subsection 5.2.6, the/each arbitrator must be a licensed architect with a minimum of five (5) years' space planning experience in office buildings similar to the Building; and (2) the arbitrator(s) must render a final decision within thirty (30) days after the date on which the arbitrator(s) is/are selected. *SEE ADDENDUM

                                    Article 3
                                   LEASE TERM

        3.1. Lease Term. The provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (Lease Term) shall be the period stated in Summary of Basic Lease Information Section 5 (a). The Lease Term shall commence on the date (Lease Commencement Date) stated in Summary Section 5 (b) and shall expire on the date (Lease Expiration Date) stated in Summary Section 5
(c) unless this Lease is sooner terminated as provided in this Lease.

        3.2. Confirmation of Lease Information. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form set forth in Exhibit D, attached to this Lease, which Tenant shall execute and return to Landlord within five (5) days after receipt.

        3.3. Lease Year. For purposes of this Lease, the term "Lease Year" means each consecutive twelve month (12 month) period during the Lease Term as long as: (a) the first Lease Year commences on the Lease Commencement Date and ends on the last day of the eleventh (11th) calendar month thereafter; (b) the second
(2nd) and each succeeding Lease Year commences on the first day of the next calendar month; and (c) the last Lease Year ends on the Lease Expiration Date or earlier date of termination.

        3.4. Delay in Delivery of Premises. If Landlord is unable to deliver possession of the Premises to Tenant on or before the Lease Commencement Date, Landlord shall not be subject to any liability for its failure to do so. This failure shall not affect the validity of this Lease or the obligations of Tenant under it, but the Lease Term shall commence on the date on which Landlord delivers possession of the Premises to Tenant. *SEE ADDENDUM

                                    Article 4
                                   BASIC RENT

        4.1. Definition of "Basic Rent"; No Set off. Tenant shall pay to Landlord basic rent (Basic Rent) in equal monthly installments as set forth in Summary of Basic Lease Information Section 6 in advance on or before the first day of every calendar month during the Lease Term, without any set-off or deduction. Payment must be in United States dollars and shall be made at the management office of the Building or at any other place that Landlord may from time to time designate in writing.

        4.2. Initial Payment; Proration. The Basic Rent for the first full calendar month of the Lease Term shall be paid when Tenant executes this Lease. If any payment date (including the Lease Commencement Date) for "Rent", as defined in Section 5.1, falls on a day other than the first day of that calendar month, or if any Rent payment is for a period shorter than one calendar month, the Rent for that fractional calendar month shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/365 of the total annual Rent. All other payments or adjustments that are required to be made under the terms of this Lease and that require proration on a time basis shall be prorated on the same basis.

        4.3. Application of Payments. All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect. *SEE ADDENDUM

        4.4. Certified Funds. If any non-cash payment made by Tenant is not paid by the bank or other institution on which it is drawn, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier's check. *SEE ADDENDUM

                                    Article 5
                                 ADDITIONAL RENT

        5.1. Additional Rent; Rent. In addition to paying the Basic Rent specified in Article 4, Tenant shall pay as additional rent Tenant's Share of the annual Direct Expenses (as defined in subsections 5.2.2 and 5.2.6) that are in excess of the amount of Direct Expenses applicable to the Base Year (as defined in Subsection 5.2.1). That additional rent, together with other amounts of any kind (other than Basic Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as "Additional Rent". Basic Rent and Additional Rent are collectively referred to in this Lease as "Rent". All amounts due under this Article 5 as Additional Rent are payable for the same periods and in the same manner, time, and place as the Basic Rent. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant's obligations to pay the Additional Rent provided for in this Article 5 survive the expiration of the Lease Term. *SEE ADDENDUM

        5.2. Definitions. The following definitions apply in this Article 5:

           5.2.1. Base Year. "Base Year" means the period stated in Summary of Basic Lease Information Section 7 (a).

           5.2.2. Direct Expenses. "Direct Expenses" mean Operating Expenses plus Tax Expenses.

           5.2.3. Expense Year. "Expense Year" means each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

           5.2.4. Operating Expenses. "Operating Expenses" means all expenses, costs, and amounts of every kind that Landlord pays or incurs during any Expense Year because of or in connection with the ownership, operation, management, maintenance, or repair of the Common Areas of the Building and the Project. Operating Expenses includes an allocable percentage of Direct Expenses Landlord pays or incurs in operating, maintaining and repairing those portions of the Project other than the Building including any owner's association or similar fees, assessments or dues presently or hereafter established for the Project.

                 5.2.4.1. Examples of Operating Expenses. The definition of "Operating Expenses" includes any amounts paid or incurred for: (a) the cost of supplying any utilities to the Common Areas of the Building and the Project, (b) the cost of operating, managing, maintaining, and repairing the following systems: utility, mechanical, sanitary, storm drainage, escalator, and elevator,
(c) the cost of supplies and tools and of equipment, maintenance, and service contracts in connection with those systems, (d) the cost of licenses, certificates, permits, and inspections, (e) the cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses, (f) the costs incurred in connection with the implementation and operation of a parking or transportation management program or similar program,
(g) the cost of insurance carried by Landlord, in amounts reasonably determined by Landlord, (h) fees, charges, and other costs including management fees (or amounts in lieu of such fees), consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Building and the Project, (i) the cost of parking area maintenance, repair, and restoration, including resurfacing, repainting, restriping, and cleaning, (j) wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Building and the Project plus employer's Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of Landlord's employees provide services for more than one project of Landlord, only the prorated portion of those employees' wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project shall be included in Operating Expenses, (k) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument relating to the sharing of costs by the Building or the Project, (l) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its prime rate plus two
(2) percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Building and the Project, (m) the cost of capital improvements or other costs incurred in connection with the Building or the Project that (1) are intended as a labor saving device or to effect other economies in the maintenance or operation of all or part of the Building or the Project or (2) are required under any government law or regulation but that were not required in connection with the Building or the Project when permits for the construction of the Building or the Project were obtained. All permitted capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph
(l)) over their useful life, as reasonably determined by Landlord.

        5.2.4.2. Adjustment of Operating Expenses. Operating Expenses shall be adjusted as follows:

                      5.2.4.2.1. Gross Up Adjustment When Building Is Less Than Fully Occupied. If the occupancy of the Building during any part of any Expense Year (including the Base Year) is less than 95%, Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been 95% occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this Subsection 5.2.4.2.1, "variable components" include only those component expenses that are affected by variations in occupancy levels.

                      5.2.4.2.2. Adjustment When Landlord Does Not Furnish a Service to All Tenants. If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during this period if Landlord had furnished such service or work to that tenant.

                      5.2.4.3. Exclusions From Operating Expenses. Despite any other provision of Subsection 5.2.4, Operating Expenses shall not include: (a) depreciation, interest, and amortization on mortgages or ground lease payments, except as otherwise stated in this Section 5.2, (b) legal fees incurred in negotiating and enforcing tenant leases, (c) real estate brokers' leasing commissions, (d) initial improvements or alterations to tenant spaces,
(e) the cost of providing any service directly to and paid directly by any tenant, (f) any costs expressly excluded from Operating Expenses elsewhere in this Lease, (g) costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party. Insurance proceeds shall be excluded from Operating Expenses in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Operating Expenses, (h) costs of capital improvements, except as otherwise stated in this
Section 5.2.

           5.2.5. Tax Expenses. "Tax Expenses" means all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind (whether general, special, ordinary, or extraordinary) that are paid or incurred by Landlord during any Expense Year (without regard to any different fiscal year used by any government or municipal authority) because of or in connection with the ownership, leasing, and operation of the Building and the Project. These expenses include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, and equipment; appurtenances; furniture; and other personal property used in connection with the Building and the Project.

               5.2.5.1. Adjustment of Taxes. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Project, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes. Landlord specifically agrees that the gross receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the Building were one hundred percent (100%) occupied with rent paying tenants. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately.

               5.2.5.2. Included Tax Expenses. Tax Expenses shall include: (a) any assessment, tax, fee, levy, or charge in addition to, or in partial or total substitution of, any assessment, tax, fee, levy, or charge previously included within the definition of "real property tax". Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in June 1978 and that assessments, taxes, fees, levies, and charges may be imposed by government agencies for services such as fire protection; street, sidewalk, and road maintenance; conservation; refuse removal; and other government services formerly provided without charge to property owners or occupants. In further recognition of the decrease in the level and quality of government services and amenities as a result of Proposition 13 (or as a result of any other restriction on real property taxes whether by law or by choice of the applicable legislative or assessing body), Tax Expenses shall also include any government or private assessments (or the Building's or Project's contribution toward a government or private cost sharing agreement) for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies. Tenant and Landlord intend that all new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies, and charges be included within the definition of "Tax Expenses" for purposes of this Lease, (b) any assessment, tax, fee, levy, or charge allocable to, or measured by, the area of the Premises or the rent payable under this Lease, including any gross income tax with respect to the receipt of that rent, or on or relating to the possession, leasing, operating, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises, (c) any assessment, tax, fee, levy, or charge on this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises, (d) any possessory taxes charged or levied in place of real property taxes.

               5.2.5.3. Contest Costs; Refunds. Any expenses incurred by Landlord in attempting to protest, reduce, or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year in which those expenses are paid. Except for tax refunds resulting from a Proposition 8 reduction under Subsection 5.2.5.6, tax refunds shall be deducted from Tax Expenses. Such tax refunds shall be deducted from Tax Expenses in the Expense Year in which they are received by Landlord. *SEE ADDENDUM

               5.2.5.4. Excluded Taxes. Despite any other provision of Subsection 5.2.5 (except as provided in Subsection 5.2.5.2 or levied entirely or partially in lieu of Tax Expenses), the following shall be excluded from Tax
Expenses: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord's general or net income (as opposed to rents, receipts, or income attributable to operations at the Building); (b) any items included as Operating Expenses; and (c) any items paid by Tenant under Section 5.5.

           5.2.6. Tenant's Share. "Tenant's Share" means the percentage stated in Summary of Basic Lease Information Section 7 (b). Tenant's Share is calculated by multiplying the number of Rentable Square Feet of the Premises by 100 and dividing the product by the total Rentable Square Feet in the Building. If either the Premises or the Building are expanded or reduced, Tenant's Share shall be appropriately adjusted. Tenant's Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant's Share was in effect.

        5.3. Calculation and Payment of Additional Rent. Tenant's Share of any Direct Expenses for any Expense Year shall be calculated and paid as follows:

           5.3.1. Calculation of Excess. If Tenant's Share of Direct Expenses for any Expense Year ending or beginning within the Lease Term exceeds Tenant's Share of the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (Excess), in the manner stated in Subsection 5.3.2.

           5.3.2. Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year a statement (Statement) stating the Direct Expenses incurred or accrued for that preceding Expense Year and indicating the amount, if any, of any Excess. On receipt of the Statement for each Expense Year ending during the Lease Term for which an Excess exists, Tenant shall pay, with its next installment of Basic Rent due, the full amount of that Excess, less the amounts (if any) paid during that Expense Year as Estimated Excess (as defined in Subsection 5.3.3). Landlord's failure to furnish the Statement for any Expense Year in a timely manner shall not prejudice Landlord from enforcing its rights under this Article 5. Even if the Lease Term has expired and Tenant has vacated the Premises, if an Excess exists when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord the amount calculated under Subsection 5.3.1. The provisions of this Subsection 5.3.2 shall survive the expiration or earlier termination of the Lease Term.

           5.3.3. Statement of Estimated Direct Expenses. Landlord shall give Tenant a yearly expense estimate statement (Estimate Statement) stating: (a) Landlord's reasonable estimate (Estimate) of the total amount of Direct Expenses for the then current Expense Year; and (b) the estimated excess (Estimated Excess). The Estimated Excess shall be calculated by comparing estimated Direct Expenses (which shall be based on the Estimate) to the amount of Direct Expenses applicable to the Base Year. Landlord's failure to furnish the Estimate Statement for any Expense Year in a timely manner shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 5. If an Estimated Excess is calculated for the then current Expense Year, Tenant shall pay, with its next installment of Basic Rent due, a fraction of that Estimated Excess for the then current Expense Year (reduced by any amounts paid as provided in the last sentence of this Subsection 5.3.3). The numerator of that fraction shall be the number of months that have elapsed in that current Expense Year (including the month of the payment), and the denominator shall be twelve (12). Until a new Estimate Statement is furnished, Tenant shall pay monthly, along with the monthly Basic Rent installments, an amount equal to one twelfth (1/12th) of the total Estimated Excess stated in the previous Estimate Statement delivered by Landlord to Tenant.

        5.4. Allocation of Direct Expenses. Despite any other provision of this
Article 5, in the calculation of Direct Expenses for the Base Year: (a) Direct Expenses shall not include any increase in Tax Expenses attributable to (1) special assessments, charges, costs, or fees; or (2) modifications or changes in government laws or regulations, including institution of a split tax roll; and
(b) Operating Expenses shall exclude (1) market wide labor rate increases arising from extraordinary circumstances (such as boycotts and strikes) and (2) utility rate increases arising from extraordinary circumstances (such as conservation surcharges, boycotts, embargoes, or other shortages).

        5.5. Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, on demand, as Additional Rent for any taxes required to be paid by Landlord that are not already included in Tax Expenses, excluding state, local, and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, regardless of whether such taxes are now customary or within the contemplation of the parties to this Lease, when those taxes are: (a) measured by or reasonably attributable to: (1) the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises; or (2) the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the cost or value of those leasehold improvements exceeds the cost or value of a building standard build out, as determined by Landlord, regardless of whether title to those improvements is vested in Tenant or Landlord); (b) assessed on or related to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of: (1) the Premises; (2) any portion of the Project; or (3) the parking facility used by Tenant in connection with this Lease; or (c) assessed either on this transaction or on any document to which Tenant is a party that creates or transfers an interest or an estate in the Premises.

        5.6. Landlord's Books and Records. If Tenant disputes the amount of Additional Rent stated in the Statement, Tenant may designate, within thirty
(30) days after receipt of that Statement, an independent certified public accountant to inspect Landlord's records which inspection shall be at Tenant's sole cost and expense. Tenant is not entitled to request the inspection, however, if Tenant is then in default under this Lease. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant must give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord's offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, a certification of the proper amount shall be made, at Tenant's expense, by Landlord's independent certified public accountant. That certification shall be final and conclusive. *SEE ADDENDUM

                                    Article 6
                                SECURITY DEPOSIT

        6.1. Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a cash sum in the amount stated in Summary of Basic Lease Information Section 8 (Security Deposit). Landlord shall hold the Security Deposit as security for the performance of Tenant's obligations under this Lease. If Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, apply all or part of the Security Deposit to: (a) any Rent or other sum in default; (b) any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Article 23; or (c) any expense, loss, or damage that Landlord may suffer because of Tenant's default. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant's officers, agents, employees, independent contractors, or invitees. If Landlord disposes of its interest in the Premises, Landlord may deliver or credit the Security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. If Landlord applies any portion of the Security Deposit, Tenant shall, within thirty (30) days after demand by Landlord, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount. Tenant is not entitled to any interest on the Security Deposit. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant's interest under this Lease within thirty (30) days following the expiration or termination of the Lease Term. *SEE ADDENDUM

                                    Article 7
                                       USE

        7.1. Permitted Use. Tenant shall use the Premises solely for the "Permitted Use", as defined in Summary of Basic Lease Information Section 9. Tenant shall not use or permit the Premises to be used for any other purpose without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion. Tenant shall comply with the rules attached to this Lease as Exhibit E and any amendments or additions promulgated by Landlord from time to time for the safety, care, and cleanliness of the Premises, Building, and Project or for the preservation of good order (Rules and Regulations). Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with the Rules and Regulations. In addition to complying with other provisions of this Lease concerning the use of the Premises: (a) Tenant shall not use or allow any person to use the Premises for any purpose that is contrary to the Rules and Regulations, that violates any Laws and Orders, that constitutes waste or nuisance, or that would unreasonably annoy other occupants of the Building or the owners or occupants of buildings adjacent to the Building; and (b) Tenant shall comply with all recorded covenants, conditions, and restrictions that now or later affect the Project.

                                    Article 8
                              COMPLIANCE WITH LAWS

        8.1. Definition of "Laws and Orders". For purposes of this Article 8, the term "Laws and Orders" includes all federal, state, county, city, or government agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants.

        8.2. Repairs, Replacements, Alterations, and Improvements. Tenant shall continuously and without exception repair and maintain the Premises, including tenant improvements, Alterations, fixtures, and furnishings, in an order and condition in compliance with all Laws and Orders. Tenant, at Tenant's sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to or are triggered by (a) Tenant's particular use of the Premises, (b) the Tenant Improvements located in the Premises, or (c) any Alterations located in the Premises. Landlord, at Landlord's sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to the Base Building. If, however, such compliance work on the Base Building is triggered by the Tenant Improvements or Alterations requested by Tenant under
Article 12, Tenant shall bear all expense of such work on the Base Building.

        8.3. Collateral Estoppel. The judgment of any court of competent jurisdiction, or the admission of Tenant in any judicial or administrative action or proceeding that Tenant has violated any Laws and Orders shall be conclusive, between Landlord and Tenant, of that fact, whether or not Landlord is a party to that action or proceeding.

                                    Article 9
                               HAZARDOUS MATERIAL

        9.1. Use of Hazardous Material. Tenant shall not cause or permit any Hazardous Material, as defined in Section 9.6, to be generated, brought onto, used, stored, or disposed of in or about the Premises or the Building by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies containing chemicals categorized as Hazardous Material. Tenant shall: (a) Use, store, and dispose of all such Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that relate to public health and safety and protection of the environment (Environmental Laws), including those Environmental Laws identified in Section 9.6, and (b) Comply at all times during the Lease Term with all Environmental Laws.

        9.2. Notice of Release or Investigation. If, during the Lease Term (including any extensions), Tenant becomes aware of (a) any actual or threatened release of any Hazardous Material on, under, or about the Premises or the Building or (b) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under, or about the Premises or the Building, Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Landlord copies of any claims, notices of violation, reports, or other writings received by Tenant that concern the release or investigation.

        9.3. Asbestos Notification. Tenant acknowledges that Landlord has advised Tenant that the Building contains or, because of its age, is likely to contain asbestos containing materials (ACM's). If Tenant undertakes any alterations, additions, or improvements to the Premises, as permitted by Article 12, Tenant shall, in addition to complying with the requirements of Article 12, undertake the alterations, additions, or improvements in a manner that avoids disturbing any ACM's present in the Building. If ACM's are likely to be disturbed in the course of such work, Tenant shall encapsulate or remove the ACM's in accordance with an approved asbestos removal plan and otherwise in accordance with all applicable Environmental Laws, including giving all notices required by Health and Safety Code Sections 25915-25919.7. *SEE ADDENDUM

        9.4. Indemnification. Tenant shall, at Tenant's sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord and Landlord's shareholders, directors, officers, employees, partners, affiliates, and agents with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Premises or the Building, or the violation of any Environmental Law, by Tenant or Tenant's agents, contractors, or invitees. This indemnification includes: (a) losses attributable to diminution in the value of the Premises or the Building; (b) loss or restriction of use of rentable space in the Building; (c) adverse effect on the marketing of any space in the Building; and (d) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This indemnification shall survive the expiration or termination of this Lease.

        9.5. Remediation Obligations. If the presence of any Hazardous Material brought onto the Premises or the Building by Tenant or Tenant's employees, agents, contractors, or invitees results in contamination of the Building, Tenant shall promptly take all necessary actions, at Tenant's sole expense, to return the Premises or the Building to the condition that existed before the introduction of such Hazardous Material. Tenant shall first obtain Landlord's approval of the proposed remedial action. This provision does not limit the indemnification obligation set forth in Section 9.4.

        9.6. Definition of "Hazardous Material". As used in this Article 9, the term "Hazardous Material" shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes: (a) any "hazardous substance", as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675); (b) "Hazardous waste", as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k); (c) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) petroleum products; (e) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297gB4; (f) Asbestos in any form or condition; and (g) Polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

                                   Article 10
                             UTILITIES AND SERVICES

        10.1. Standard Tenant Utilities and Services. Subject to applicable government rules, regulations, and guidelines and the rules or actions of the public utility furnishing the service, Landlord shall provide the following utilities and services on all days during the Lease Term, unless otherwise stated in the Lease:

               10.1.1. Heating and Air Conditioning. Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, as reasonably determined by Landlord, on Mondays through Fridays from 7 a.m. through 7 p.m. and on Saturdays from 9 a.m. through 1 p.m. (Building Hours) except for the dates of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and other locally or nationally recognized holidays (Holidays). *SEE ADDENDUM

               10.1.2. Electricity. Landlord shall provide electricity for lighting and power in the Premises if: (a) the connected electrical load for lighting does not exceed an average of one (1) watt per Usable Square Foot of the Premises during the Building Hours on a monthly basis; and (b) the connected electrical load for all other power purposes does not exceed an average of two
(2) watts per Usable Square Foot of the Premises during the Building Hours on a monthly basis. Electricity for Tenant's lighting and other power purposes shall be at a nominal one hundred and twenty (120) volts. No electrical circuit for the supply of power shall require a current capacity exceeding twenty (20) amperes. Landlord shall replace lamps, starters, and ballasts for Building standard lighting fixtures within the Premises on Tenant's request and at Tenant's expense. Tenant shall replace lamps, starters, and ballasts for non Building standard lighting fixtures within the Premises at Tenant's expense. All electricity used by Tenant in the Premises shall be separately metered and shall be paid by Tenant directly to the utility provider. *SEE ADDENDUM

               10.1.3. Water. Landlord shall provide city water from the regular Building outlets for drinking, lavatory, and toilet purposes.

               10.1.4. Janitorial Services. Landlord shall provide five-(5) day per week janitorial services in and about the Premises. Landlord shall not be required to provide janitorial services to above standard improvements installed in the Premises such as metallic trim, wood floor covering, glass panels, interior windows, kitchens, executive workrooms, and shower facilities. *SEE ADDENDUM

        10.2. Over-standard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises that may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished to the Premises by Landlord under Section 10.1. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices. On billing by Landlord, Tenant shall pay the cost for such supplementary facilities, including the cost of (a) installation, operation, and maintenance; (b) increased wear and tear on existing equipment; and (c) other similar charges. If Tenant uses water, electricity, heat, or air conditioning in excess of that required to be supplied by Landlord under Section 10.1, Tenant shall pay to Landlord, on billing, the cost of (a) the excess service; (b) installation, operation, and maintenance of equipment installed to supply the excess service; and (c) increased wear and tear on existing equipment caused by Tenant's excess consumption. Landlord may install devices to separately meter any increased use. On demand, Tenant shall pay the increased cost directly to Landlord, including the cost of the additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders serving the Building and Premises or the risers or wiring installation. If Tenant wishes to use heat, ventilation, or air conditioning during hours other than those for which Landlord is obligated to supply such utilities under
Section 10.1, Tenant shall give Landlord such prior notice as Landlord shall from time to time establish as appropriate, and Landlord shall supply such utilities to Tenant at an hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord under this Section 10.2 for use of additional utilities shall be considered Additional Rent under this Lease and shall be billed on a monthly basis.

        10.3. Interruption of Utilities. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service when the failure, delay, or diminution is entirely or partially caused by: (a) breakage, repairs, replacements, or improvements; (b) strike, lockout, or other labor trouble; (c) inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so; (d) accident or casualty; (e) act or default of Tenant or other parties; or (f) any other cause beyond Landlord's reasonable control. Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Tenant's business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Article 10. Landlord may comply with mandatory or voluntary controls or guidelines promulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease as long as compliance with voluntary controls or guidelines does not materially and unreasonably interfere with Tenant's use of the Premises. *SEE ADDENDUM

                                   Article 11
                             REPAIRS AND MAINTENANCE

        11.1. Tenant's Repair and Maintenance Obligations. Tenant shall, at Tenant's sole expense and in accordance with the terms of this Lease (including
Article 12), keep the Premises (including all Tenant Improvements, Alterations, fixtures, and furnishings) in good order, repair, and condition at all times during the Lease Term. Under Landlord's supervision, subject to Landlord's prior approval, and within any reasonable period specified by Landlord, Tenant shall, at Tenant's sole expense and in accordance with the terms of this Lease (including Article 12) promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances. At Landlord's option or if Tenant fails to make such repairs, Landlord may, but need not, make the repairs and replacements. On receipt of an invoice from Landlord, Tenant shall pay Landlord Landlord's out of pocket costs incurred in connection with such repairs and replacements plus a percentage of such costs, to be uniformly established for the Building, sufficient to reimburse Landlord for all overhead, general conditions, fees, and other costs and expenses arising from Landlord's involvement with such repairs and replacements. Tenant waives and releases its rights, including its right to make repairs at Landlord's expense, under California Civil Code Sections 1941-1942 or any similar law, statute, or ordinance now or hereafter in effect. *SEE ADDENDUM

        11.2. Landlord's Repair and Maintenance Obligations. Subject to Articles 15 and 16, Landlord shall, as part of the Operating Expenses (to the extent permitted by Article 5), repair and maintain in good order and condition (reasonable wear and tear excepted): (a) the structural portions of the Premises; (b) the Base Building; (c) the Base Building Systems located outside the Premises; (d) the exterior portions of the Building and Project; and
(e) all other common areas located in the Building, or in or on the Project, including the parking facilities serving the Building. Repairs shall be made promptly when appropriate to keep the applicable portion of the Premises, Building, Project, and other items in the condition described in this clause. Landlord shall not be in default of its repair and maintenance obligations under this Section 11.2 if Landlord performs the repairs and maintenance within thirty
(30) days after written notice by Tenant to Landlord of the need for such repairs and maintenance. If, due to the nature of the particular repair or maintenance obligation, more than thirty (30) days are reasonably required to complete it, Landlord shall not be in default under this Section 11.2 if Landlord begins work within this thirty-day (30-day) period and diligently prosecutes this work to completion. Except as provided in Subsection 22.7.2 or
Section 11.3, no abatement of rent and no liability of Landlord shall result for any injury to or interference with Tenant's business arising from the making of or failure to make any repairs, replacements, alterations, or improvements in or to any portion of the Premises, Building, Project, fixtures, appurtenances, or equipment. Except as provided in Section 11.3, Tenant waives and releases its rights, including its right to make repairs at Landlord's expense, under California Civil Code Sections 1941-1942 or any similar law, statute, or ordinance now or hereafter in effect.

                                   Article 12
                            ALTERATIONS AND ADDITIONS

        12.1. Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions, or changes to the Premises (Alterations) without obtaining Landlord's prior written consent.

               12.1.1. Consent Procedure; Conditions. Tenant shall request such consent by written notice to Landlord, which must be accompanied by detailed and complete plans and specifications for the proposed work. As a condition of its consent to Alterations, Landlord may impose any requirements that Landlord considers desirable, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due. *SEE ADDENDUM

               12.1.2. Reasonable Consent. Landlord shall not unreasonably withhold its consent to proposed Alterations. The Alterations for which Landlord may reasonably withhold consent include those that would or could: (a) affect the structure of the Building or any portion of the Building other than the interior of the Premises; (b) affect the Base Building Systems of the Premises or Building; (c) result in Landlord's being required under Laws and Orders to perform any work that Landlord could otherwise avoid or defer (Additional Required Work); (d) result in an increase in the demand for utilities or services that Landlord is required to provide; or (e) cause an increase in the premiums for hazard or liability insurance carried by Landlord. "Base Building Systems" means all systems and equipment (including plumbing; heating, ventilation, and air conditioning; electrical; fire/life safety; elevator; and security systems) that serve all or part of the Building.

               12.1.3. Costs of Review. Tenant shall reimburse Landlord for the reasonable fees and costs of any architects, engineers, or other consultants retained by Landlord to review the proposed Alterations.

        12.2. Compliance of Alterations With Laws and Insurance Requirements. Tenant shall cause all Alterations to comply with the following: (a) applicable Laws and Orders; (b) applicable requirements of a fire rating bureau; or (c) applicable requirements of Landlord's hazard insurance carrier to the extent that Tenant is informed of them. Tenant shall also comply with those requirements in the course of constructing the Alterations. Before beginning construction of any Alteration, Tenant shall obtain a valid building permit and any other permits required by any government entity having jurisdiction over the Premises. Tenant shall provide copies of those permits to Landlord before the work begins. Tenant shall, at Tenant's sole expense, perform any Additional Required Work in the Premises, which shall be subject to the same requirements as any Alteration. If any Additional Required Work must be performed outside the Premises, Landlord may elect to perform that work at Tenant's expense. No consent by Landlord to any proposed work shall constitute a waiver of Tenant's obligations under this Section 12.2.

        12.3. Manner of Construction. Tenant shall build Alterations entirely within the Premises and in conformance with Landlord's construction rules and regulations, using only contractors and subcontractors approved in writing by Landlord. All work relating to any Alterations shall be done in a good and workmanlike manner, using new materials equivalent in quality to those used in the construction of the initial improvements to the Premises. All work shall be diligently prosecuted to completion. Tenant shall ensure that all work is performed in a manner that does not obstruct access to or through the Building or its common areas and that does not interfere either with other tenants' use of their premises or with any other work being undertaken in the Building. Tenant shall take all measures necessary to ensure that labor peace is maintained at all times. Within twenty (20) days after completion of any Alterations, Tenant shall deliver to Landlord a reproducible copy of the drawings of Alterations as built.

        12.4. Payment for Improvements. Tenant shall promptly pay all charges and costs incurred in connection with any Alteration, as and when required by the terms of any agreements with contractors, designers, or suppliers. At least seven (7) days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. On completion of any Alteration, Tenant shall: (a) cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located, in accordance with Civil Code Section 3093 or any successor statute; (b) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials; and (c) pay to Landlord five percent (5%) of the cost of constructing the

Alteration to compensate Landlord for all overhead, costs, and expenses arising from Landlord's involvement with that work. *SEE ADDENDUM

        12.5. Construction Insurance. Before construction begins, Tenant shall deliver to Landlord reasonable evidence that damage to, or destruction of, the Alterations during construction will be covered either by the policies that Tenant is required to carry under Article 14 or by a policy of builder's all risk insurance in an amount approved by Landlord. If Landlord requires Tenant to provide builder's all risk insurance for the proposed Alterations, Tenant shall provide a copy of the policy, any endorsements, and an original certificate of insurance that complies with Subsection 14.9.2. Tenant shall cause each contractor and subcontractor to maintain all workers' compensation insurance required by law and liability insurance (including property damage) in amounts reasonably required by Landlord. Tenant shall provide evidence of that insurance to Landlord before construction begins.

        12.6. Landlord's Property. All Alterations, signs, fixtures, or equipment that may be installed or placed in or about the Premises from time to time shall be and become the property of Landlord on installation. Tenant may remove any trade fixtures or freestanding kitchen or office equipment that Tenant can substantiate to Landlord has not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord. Tenant must repair any damage to the Premises and Building caused by that removal. By written notice to Tenant either before expiration of the Lease Term or within a reasonable time after any earlier termination of this Lease, Landlord may require Tenant, at Tenant's sole expense, to remove any Alterations and restore the Premises to their configuration and condition before the Alterations were made. If Tenant fails to complete that restoration before expiration of the Lease Term or, in the case of earlier termination, within fifteen (15) days after written notice from Landlord requesting the restoration, Landlord may do so and charge the cost of the restoration to Tenant.

        12.7. Initial Improvements. The terms of the Tenant Improvement Agreement, attached to this Lease as Exhibit C, and not the terms of this
Article 12 shall govern the construction of the initial improvements to the Premises.

                                   Article 13
                             COVENANT AGAINST LIENS

        13.1. Covenant Against Liens. Tenant shall not be the cause or object of any liens or allow such liens to exist, attach to, be placed on, or encumber Landlord's or Tenant's interest in the Premises, Building, or Project by operation of law or otherwise. Tenant shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, Building, or Project with respect to work or services performed or claimed to have been performed for Tenant or materials furnished or claimed to have been furnished to Tenant or the Premises. Landlord has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any Alteration or Tenant Improvements, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. If any such lien attaches or Tenant receives notice of any such lien, Tenant shall cause the lien to be immediately released and removed of record. Despite any other provision of this Lease, if the lien is not released and removed within five (5) days after Landlord delivers notice of the lien to Tenant, Landlord may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees) incurred by Landlord in connection with the lien shall be considered Additional Rent under this Lease and be immediately due and payable by Tenant.

                                   Article 14
                   EXCULPATION, INDEMNIFICATION, AND INSURANCE

        14.1. Definition of "Tenant Parties" and "Landlord Parties". For purposes of this Article 14, the term "Tenant Parties" refers singularly and collectively to Tenant and Tenant's officers, members, partners, agents, employees, and independent contractors as well as to all persons and entities claiming through any of these persons or entities. The term "Landlord Parties" refers singularly and collectively to Landlord and the partners, venturers, trustees, and ancillary trustees of Landlord and the respective officers, directors, shareholders, members, parents, subsidiaries, and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees, and independent contractors of these persons or entities.

               14.2.1. Exculpation. To the fullest extent permitted by law, Tenant, on its behalf and on behalf of all Tenant Parties, waives all claims (in law, equity, or otherwise) against Landlord Parties arising out of, knowingly and voluntarily assumes the risk of, and agrees that Landlord Parties shall not be liable to Tenant Parties for any of the following: (a) Injury to or death of any person; or (b) Loss of, injury or damage to, or destruction of any tangible or intangible property, including the resulting loss of use, economic losses, and consequential or resulting damage of any kind from any cause. Landlord Parties shall not be liable under this clause regardless of whether the liability results from any active or passive act, error, omission, or negligence of any of the Landlord Parties; or is based on claims in which liability without fault or strict liability is imposed or sought to be imposed on any of the Landlord Parties. This exculpation clause shall not apply to claims against Landlord Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by Landlord Parties', fraud, willful injury to person or property, or violation of law. *SEE ADDENDUM

               14.2.2. Survival of Exculpation. The clauses of this Section 14.2 shall survive the expiration or earlier termination of this Lease until all claims within the scope of this Section 14.2 are fully, finally, and absolutely barred by the applicable statutes of limitations.

               14.2.3. Tenant's Acknowledgment of Fairness. Tenant acknowledges that this Section 14.2 was negotiated with Landlord, that the consideration for it is fair and adequate, and that Tenant had a fair opportunity to negotiate, accept, reject, modify, or alter it. *SEE ADDENDUM

               14.2.4. No Exculpation for Non-delegable Duties. This exculpation clause may not be interpreted or construed as an attempt by Landlord to be relieved of liability arising out of a non-delegable duty on the part of Landlord.

               14.2.5. Waiver of Civil Code Section 1542. With respect to the exculpation provided in this Article 14, Tenant waives the benefits of Civil Code Section 1542, which provides:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        14.3. Indemnification.

               14.3.1. Tenant's Indemnification of Landlord Parties. To the fullest extent permitted by law, Tenant shall, at Tenant's sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord Parties from and against all Claims, as defined in Subsection 14.3.2, from any cause, arising out of or relating (directly or indirectly) to this Lease, the tenancy created under this Lease, or the Premises, including: (a) the use or occupancy, or manner of use or occupancy, of the Premises or Building by Tenant Parties; (b) any act, error, omission, or negligence of Tenant Parties or of any invitee, guest, or licensee of Tenant in, on, or about the Project; (c) Tenant's conducting of its business; (d) any alterations, activities, work, or things done, omitted, permitted, allowed, or suffered by Tenant Parties in, at, or about the Premises or Building, including the violation of or failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, decrees, or judgments in existence on the Lease Commencement Date or enacted, promulgated, or issued after the date of this Lease; and (e) any breach or default in performance of any obligation on Tenant's part to be performed under this Lease, whether before or during the Lease Term or after its expiration or earlier termination.

               14.3.2. Definition of Claims. For purposes of this Lease, "Claims" means any and all claims, losses, costs, damage, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs, and attorney fees actually incurred).

               14.3.3. Type of Injury or Loss. This indemnification extends to and includes Claims for: (a) injury to any persons (including death at any time resulting from that injury); (b) loss of, injury or damage to, or destruction of property (including all loss of use resulting from that loss, injury, damage, or destruction); and (c) all economic losses and consequential or resulting damage of any kind.

               14.3.4. Active or Passive Negligence; Strict Liability. Except as provided in this Subsection 14.3.4, the indemnification in Subsection 14.3.1 shall apply regardless of the active or passive negligence of Landlord Parties and regardless of whether liability without fault or strict liability is imposed or sought to be imposed on Landlord Parties. The indemnification in Subsection
14.3.1 shall not apply to the extent that a final judgment of a court of competent jurisdiction establishes that a Claim against one Landlord Party was proximately caused by the willful misconduct of that Landlord Party. In that event, however, this indemnification shall remain valid for all other Landlord Parties.

               14.3.5. Indemnification Independent of Insurance Obligations. The indemnification provided in this Article 14 may not be construed or interpreted as in any way restricting, limiting, or modifying Tenant's insurance or other obligations under this Lease and is independent of Tenant's insurance and other obligations. Tenant's compliance with the insurance requirements and other obligations under this Lease shall not in any way restrict, limit, or modify Tenant's indemnification obligations under this Lease.

               14.3.6. Attorney Fees. The prevailing party shall be entitled to recover its actual attorney fees and court costs incurred in enforcing the indemnification clauses set forth in this Section 14.3.

               14.3.7. Survival of Indemnification. The clauses of this Section
14.3 shall survive the expiration or earlier termination of this Lease until all claims against Landlord Parties involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

               14.3.8. Duty To Defend. Tenant's duty to defend Landlord Parties is separate and independent of Tenant's duty to indemnify Landlord Parties. The duty to defend includes claims for which Landlord Parties may be liable without fault or strictly liable. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant Parties have been determined. The duty to defend applies immediately, regardless of whether Landlord Parties have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. It is the express intention of the parties that Landlord Parties be entitled to obtain summary adjudication or summary judgment regarding Tenant's duty to defend Landlord Parties at any stage of any claim or suit within the scope of this Section 14.3.

        *SEE ADDENDUM

        14.4. Compliance with Insurer Requirements. Tenant shall, at Tenant's sole expense, comply with all requirements, guidelines, rules, orders, and similar mandates and directives pertaining to the use of the Premises and the Building, whether imposed by Tenant's insurers, Landlord's insurers, or both. If Tenant's business operations, conduct, or use of the Premises or the Building cause any increase in the premium for any insurance policies carried by Landlord, Tenant shall, within ten (10) business days after receipt of written notice from Landlord, reimburse Landlord for the increase. Tenant shall, at Tenant's sole expense, comply with all rules, orders, regulations, or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any similar body.

        14.5. Tenant's Liability Coverage. Tenant shall, at Tenant's sole expense, maintain the coverages set forth in this Section 14.5.

               14.5.1. Commercial General Liability Insurance. Tenant shall obtain commercial general liability insurance written on an "occurrence" policy form, covering bodily injury, property damage, personal injury, and advertising injury arising out of or relating (directly or indirectly) to Tenant's business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Building.

               14.5.2. Broad Form Coverage. Tenant's liability coverage shall include all the coverages typically provided by the Broad Form Comprehensive General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations). Tenant's liability coverage shall further include premises operations coverage, products completed operations coverage, owners and contractors protective coverage (when reasonably required by landlord), and the broadest available form of contractual liability coverage. It is the parties' intent that Tenant's contractual liability coverage provide coverage to the maximum extent possible of Tenant's indemnification obligations under this Lease.

               14.5.3. Primary Insured. Tenant shall be the first or primary named insured.

               14.5.4. Additional Insured. Landlord Parties and any lender of Landlord shall be named by endorsement as additional Insured under Tenant's general liability coverage. The additional insured endorsement must be on ISO Form CG 20 11 11 85 or an equivalent acceptable to Landlord, with such modifications as Landlord may require.

               14.5.5. Cross Liability; Severability of Interests. Tenant's general liability policies shall be endorsed as needed to provide cross liability coverage for Tenant, Landlord, and any lender of Landlord and to provide severability of interests.

               14.5.6. Primary Insurance Endorsements for Additional Insureds. Tenant's general liability policies shall be endorsed as needed to provide that the insurance afforded by those policies to the additional insured is primary and that all insurance carried by Landlord Parties is strictly excess and secondary and shall not contribute with Tenant's liability insurance.

               14.5.7. Scope of Coverage for Additional Insureds. The coverage afforded to Landlord and any lender of Landlord must be at least as broad as that afforded to Tenant and may not contain any terms, conditions, exclusions, or limitations applicable to Landlord or any lender of Landlord that do not apply to Tenant.

               14.5.8. Delivery of Certificate, Policy, and Endorsements. Before the Lease Commencement Date, Tenant shall deliver to Landlord the endorsements referred to in this Section 14.5 as well as a certified copy of Tenant's liability policy or policies and an original certificate of insurance, executed by an authorized agent of the insurer or insurers, evidencing compliance with the liability insurance requirements. The certificate shall provide for no less than thirty (30) days' advance written notice to Landlord from the insurer or insurers of any cancellation, non-renewal, or material change in coverage or available limits of liability and shall confirm compliance with the liability insurance requirements in this Lease. The "endeavor to" and "failure to mail such notice shall impose no obligation or liability of any kind upon the Company" language and any similar language shall be stricken from the certificate.

               14.5.9. Concurrency of Primary, Excess, and Umbrella Policies. Tenant's liability insurance coverage may be provided by a combination of primary, excess, and umbrella policies, but those policies must be absolutely concurrent in all respects regarding the coverage afforded by the policies. The coverage of any excess or umbrella policy must be at least as broad as the coverage of the primary policy.

               14.5.10. Liability Limits. The minimum acceptable limit of liability for Tenant's liability insurance is two million dollars
($2,000,000.00) (general aggregate other than products and completed operations).

               14.5.11. "Per Location" Endorsement. Tenant shall, at Tenant's sole expense, procure a "per location" endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises. *SEE ADDENDUM

               14.5.12. Survival of Insurance Requirements. Tenant shall, at Tenant's sole expense, maintain in full force and effect the liability insurance coverages required under this Lease and shall maintain Landlord Parties and any lender specified by Landlord as additional insured, as required by Subsection
14.5.4 of this lease, for a period of no less than two (2) years after expiration or earlier termination of this Lease.

        14.6. Tenant's Workers' Compensation and Employer Liability Coverage. Tenant shall procure and maintain workers' compensation insurance as required by law and employer's liability insurance with limits of no less than one million dollars ($1,000,000).

        14.7. Tenant's First Party Insurance. Tenant shall, at Tenant's sole expense, procure and maintain the first party insurance coverages described in this Section 14.7.

               14.7.1. Tenant's Property Insurance. Tenant shall procure and maintain property insurance coverage for: (a) all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant's property in, on, at, or about the Premises and the Building, including property installed by, for, or at the expense of Tenant; (b) "Tenant Improvements", as defined in the Tenant Improvement Agreement; and (c) all other improvements, betterment's, alterations, and additions to the Premises. Tenant's property insurance must fulfill the following requirements: (a) it must be written on the broadest available "all risk" (special causes of loss) policy form or an equivalent form acceptable to Landlord; (b) it must include earthquakes as a covered cause of loss; (c) it must include an agreed amount endorsement for no less than one hundred percent (100%) of the full replacement cost (new without deduction for depreciation) of the covered items and property; and (d) the amounts of coverage must meet any coinsurance requirements of the policy or policies. It is the parties' intent that Tenant shall structure its property insurance program so that no coinsurance penalty shall be imposed and there shall be no valuation shortfalls or disputes with any insurer or with Landlord. The property insurance coverage shall include vandalism and malicious mischief coverage, sprinkler leakage coverage, and earthquake sprinkler leakage coverage. *SEE ADDENDUM

               14.7.2. Business Income and Extra Expense Coverage. Tenant shall further procure and maintain business income (business interruption) insurance and extra expense coverage with coverage amounts that shall reimburse Tenant for all direct or indirect loss of income and charges and costs incurred arising out of all perils insured against by Tenant's property insurance coverage, including prevention of, or denial of use of or access to, all or part of the Premises or the Building, as a result of those perils. The business income and extra expense coverage shall provide coverage for no less than twelve (12) months of the loss of income, charges, and costs contemplated under the Lease and shall be carried in amounts necessary to avoid any coinsurance penalty that could apply. The business income and extra expense coverage shall be issued by the insurer that issues Tenant's other first party coverage.

        14.8. Other Tenant Insurance Coverage. Once every three (3) years during the Lease Term and any renewal term, Landlord shall have the right to engage an insurance consultant to review the insurance coverages maintained by Tenant. If, in the opinion of that consultant, any aspect of Tenant's general liability, property, or other insurance program is inadequate to protect the interests of Landlord or Landlord's lenders, as contemplated in this Article 14, Tenant shall, at Tenant's sole expense, comply promptly with the consultant's recommendations.

        14.9. Form of Policies and Additional Requirements.

               14.9.1. Insurance Independent of Exculpation and Indemnification. The insurance requirements set forth in Sections 14.4-14.10 are independent of Tenant's exculpation, indemnification, and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit, or modify Tenant's exculpation, indemnification, and other obligations or to limit Tenant's liability under this Lease.

               14.9.2. Form of Policies. In addition to the requirements set forth in Subsection 14.5.8, the insurance required of Tenant under this Article 14 must: (a) name Landlord and any other party Landlord specifies by endorsement as an additional insured; (b) be issued by an insurance company with a rating of no less than ABVIII in the current Best's Insurance Guide, or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the State of California; (c) be primary insurance for all claims under it and provide that any insurance carried by Landlord Parties and Landlord lenders is strictly excess, secondary, and noncontributing with any insurance carried by Tenant; and (d) provide that insurance may not be canceled, non-renewed, or the subject of material change in coverage or available limits of coverage, except on thirty (30) days' prior written notice to Landlord and Landlord's lenders.

               14.9.3. Tenant's Delivery of Policy, Endorsements, and Certificates. Tenant shall deliver the policy or policies, along with any endorsements to them and certificates required by this Article 14, to Landlord:
(a) on or before the Lease Commencement Date; (b) at least thirty (30) days before the expiration date of any policy; and (c) on renewal of any policy.

               14.9.4. Deductibles and Self Insured Retention's. All deductibles and self insured retention's under Tenant's policies are subject to Landlord's prior written approval.

        14.10. Waiver of Subrogation. Landlord and Tenant agree to cause the insurance companies issuing their respective property (first party) insurance to waive any subrogation rights that those companies may have against

Tenant or Landlord, respectively, as long as the insurance is not invalidated by the waiver. If the waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies.

                                   Article 15
                             DAMAGE AND DESTRUCTION

        15.1. Repair of Damage by Landlord. Tenant agrees to notify Landlord in writing promptly of any damage to the Premises resulting from fire, earthquake, or any other identifiable event of a sudden, unexpected, or unusual nature (Casualty). If the Premises are damaged by a Casualty or any common areas of the Building providing access to the Premises are damaged to the extent that Tenant does not have reasonable access to the Premises and if neither Landlord nor Tenant has elected to terminate this Lease under Section 15.3 or 15.4, Landlord shall promptly and diligently restore such common areas, the Base Building of the Premises, and the Tenant Improvements originally constructed by Landlord to substantially the same condition as existed before the Casualty, except for modifications required by building codes and other laws and except for any other modifications to the common areas considered desirable by Landlord. In making these modifications, Landlord shall not materially impair Tenant's access to the Premises. Landlord's obligation to restore is subject to reasonable delays for insurance adjustment and other matters beyond Landlord's reasonable control and subject to the other clauses of this Article 15. If Tenant requests that Landlord modify the Tenant Improvements in connection with the rebuilding, Landlord may condition its consent to those modifications on: (a) Tenant's payment to Landlord before construction is begun of any sums in excess of the amount of insurance proceeds received by Landlord that are needed to complete the Tenant Improvements; and (b) Confirmation by Landlord's architect or contractor that the modifications will not increase the scope of work or the time necessary to complete the Tenant Improvements.

        15.2. Repair Period Notice. Landlord shall, within the later of (a) sixty (60) days after the date on which Landlord determines the full extent of the damage caused by the Casualty or (b) thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, provide written notice to Tenant indicating the anticipated period for repairing the Casualty (Repair Period Notice). The Repair Period Notice shall also state, if applicable, Landlord's election either to repair or to terminate the Lease under Section 15.3.

        15.3. Landlord's Option To Terminate or Repair. Landlord may elect either to terminate this Lease or to effectuate repairs if: (a) the Repair Period Notice estimates that the period for repairing the Casualty exceeds two hundred and seventy (270) days from the date of the commencement of the repair;
(b) the estimated repair cost exceeds the insurance proceeds, if any, available for such repair (not including the deductible, if any, on Landlord's property insurance), plus any amount that Tenant is obligated or elects to pay for such repair; (c) the estimated repair cost of the Premises or the Building, even though covered by insurance, exceeds fifty percent (50%) of the full replacement cost; or (d) the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty. Landlord's election shall be stated in the Repair Period Notice.
*SEE ADDENDUM

        15.4. Tenant's Option To Terminate. If the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds two hundred and seventy (270) days, Tenant may elect to terminate this Lease by providing written notice (Tenant's Termination Notice) to Landlord within ten (10) days after receiving the Repair Period Notice. If Tenant does not elect to terminate within this ten day (10 day) period, Tenant shall be considered to have waived the option to terminate. *SEE ADDENDUM

        15.5. Rent Abatement Due to Casualty. Landlord and Tenant agree that, if the Casualty was not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Tenant shall be provided with a proportionate abatement of Rent based on the Rentable Square Footage of the Premises rendered unusable (due to physical damage to the Premises or Base Building Systems or the unavailability of access to the Premises) and not used by Tenant, but only to the extent that Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as a part of Operating Expenses. That proportional abatement, if any, shall be provided during the period beginning on the later of (a) the date of the Casualty or (b) the date on which Tenant ceases to occupy the Premises and ending on the date of Substantial Completion of Landlord's restoration obligations as provided in this Article 15. Subject to Section 15.4, the Rent abatement provided in this Section 15.5 is Tenant's sole remedy due to the occurrence of the Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant's business), whether or not caused by the negligence of Landlord or Landlord's employees, contractors, licensees, or invitees, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty). Tenant agrees to maintain business interruption insurance in amounts and with coverage no less than that required by Subsection 14.7.2 to provide coverage regarding such matters.

        15.6. Damage Near End of Term. Despite any other provision of this
Article 15, if the Premises or the Building is destroyed or damaged by a Casualty during the last eighteen (18) months of the Lease Term, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of that option within thirty (30) days after that damage or destruction.

        15.7. Effective Date of Termination; Rent Apportionment. If Landlord or Tenant elects to terminate this Lease under this Article 15 in connection with a Casualty, this termination shall be effective thirty (30) days after delivery of notice of such election. Tenant shall pay Rent, properly apportioned up to the date of the Casualty. After the effective date of the termination, Landlord and Tenant shall be discharged of all future obligations under this Lease, except for those provisions that, by their terms, survive the expiration or earlier termination of the Lease.

        15.8. Waiver of Statutory Provisions. The provisions of this Lease, including those in this Article 15, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, Building, or Project. Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code Sections 1932(2) and 1933(4), for any rights or obligations concerning a Casualty.

                                   Article 16
                                  CONDEMNATION

        16.1. Definition of "Condemnation". As used in this Lease, the term "Condemnation" means a permanent taking through (a) the exercise of any government power (by legal proceedings or otherwise) by any public or quasi public authority or by any other party having the right of eminent domain (Condemnor) or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending.

        16.2. Effect on Rights and Obligations. If, during the Lease Term or the period between the date of execution of this Lease and the date on which the Lease Term begins, there is any Condemnation of all or part of the Premises, Building, or Project on which the Premises and Building are constructed, the rights and obligations of the parties shall be determined under this Article 16, and Rent shall not be affected or abated except as expressly provided in this Article. Landlord shall notify Tenant in writing of any Condemnation within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking (Condemnation Notice).

        16.3. Termination of Lease.

               16.3.1. Definition of "Termination Date". The "Termination Date" shall be the earliest of: (a) the date on which Condemnor takes possession of the property that is subject to the Condemnation; (b) the date on which title to the property subject to the Condemnation is vested in Condemnor; (c) if Landlord has elected to terminate, the date on which Landlord requires possession of the property in connection with the Condemnation, as specified in written notice delivered to Tenant no less than thirty (30) days before that date; or (d) if Tenant has elected to terminate, thirty (30) days after Landlord's receipt of written notice of termination from Tenant. If both Landlord and Tenant have elected to terminate under this Article 16, the Termination Date shall be the earliest of the dates described in (a) - (c) above.

               16.3.2. Automatic Termination. If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Termination Date, and the Condemnation Award shall be allocated between Landlord and Tenant in accordance with Section 16.5.

               16.3.3. Landlord's Right To Terminate. Landlord shall have the option to terminate this Lease if: (a) ten percent (10%) or more of the Rentable Square Feet of the Building or the Premises is taken through Condemnation; (b) any portion of the Building or Project necessary for Landlord to operate the Building efficiently is taken through Condemnation; or (c) any other areas providing access to the Premises or Building are taken through Condemnation. To elect to terminate the Lease under this Subsection 16.3.3, Landlord must provide written notice of its election (Landlord's Taking Termination Notice) to Tenant within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking. In that event, this Lease shall be terminated on the Termination Date, and all Rent shall be prorated to that date. If Landlord does not elect to terminate under this Subsection 16.3.3, Landlord shall, subject to Subsection 16.3.4, be obligated to the extent of severance damages received by Landlord to reasonably restore (to the extent feasible) the Premises or access to the Premises, subject to Landlord's obtaining all necessary approvals, permits, and authorizations relating to such work. *SEE ADDENDUM

               16.3.4. Tenant's Right To Terminate.

                      16.3.4.1. Grounds; Termination Notice. Tenant shall have the option to terminate this Lease by providing thirty (30) days' written notice to Landlord if one or both of the following are taken through Condemnation: (a) twenty five percent (25%) or more of the Usable Square Feet of the Premises; or
(b) any portion of the Building that provides Tenant with its access to the Premises and that, if taken, would eliminate Tenant's access to the Premises. Tenant's notice must be given within thirty (30) days after Tenant's receipt of the Condemnation Notice required by Section 16.2.

                      16.3.4.2. Landlord's Restoration Notice. Despite Tenant's termination right, this Lease shall continue in full force and effect if Landlord gives Tenant written notice (Restoration Notice) within thirty (30) days after the date on which the nature and extent of the Condemnation are finally determined, stating that: (a) Landlord shall, at Landlord's sole expense, reconfigure the remaining Premises or provide alternative, reasonable access to Tenant so that the area of the Premises shall be substantially the same after the Condemnation and Tenant shall have reasonable access to the Premises after the Condemnation; (b) Landlord shall begin the restoration as soon as reasonably practicable; and (c) Landlord has reasonably determined that such restoration can be completed within ninety (90) days after the date of the notice.

               16.3.5. Tenant's Waiver. Tenant agrees that its rights to terminate this Lease due to partial Condemnation are governed by this Article
16. Tenant waives all rights it may have under California Code of Civil Procedure Section 1265.130, or otherwise, to terminate this Lease based on a partial Condemnation.

               16.3.6. Proration of Rent. If this Lease is terminated under this
Article 16, the termination shall be effective on the Termination Date, and Landlord shall prorate Rent to that date. Tenant shall be obligated to pay Rent for the period up to, but not including, the Termination Date as prorated by Landlord. Landlord shall return to Tenant prepaid Rent allocable to any period on or after the Termination Date.

        16.4. Effect of Condemnation if Lease Is Not Terminated. If any part of the Premises is taken by Condemnation and this Lease is not terminated, Rent shall be proportionately reduced based on the Rentable Square Footage of the Premises taken. Landlord and Tenant agree to enter into an amendment to this Lease within thirty (30) days after the partial taking, confirming the reduction in Rentable Square Footage of the Premises and the reduction in Rent. If Landlord gives Tenant a timely Restoration Notice under Subsection 16.3.4.2, this Lease shall continue in full force and effect without any reduction of Rent (unless the Premises as restored are smaller than the existing Premises, in which case Rent shall be proportionately reduced based on the reduced Rentable Square Footage), except that Rent shall be abated for the portion of the Premises not usable by Tenant until Landlord completes the restoration as provided in the Restoration Notice.

        16.5. Allocation of Award.

               16.5.1. Landlord's Right to Award. Except as provided in Subsection 16.5.2 in connection with a Condemnation: (a) Landlord shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise (Award); and (b) Tenant irrevocably assigns and transfers to Landlord all rights to and interests in the Award and fully releases and relinquishes any claim to, right to make a claim on, or interest in the Award, including any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the present value as of the Termination Date of the Rent payable for the remainder of the Term (commonly referred to as the "bonus value" of the Lease).

               16.5.2. Tenant's Right to Compensation. Despite Subsection 16.5.1, Tenant shall have the right to make a separate claim in the Condemnation proceeding, as long as the Award payable to Landlord is not reduced thereby, for: (a) the taking of the unamortized or under appreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Lease Term and that Tenant elects not to remove; (b) reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if Condemnor approves of the removal); and
(c) relocation costs under Government Code Section 7262, the claim for which Tenant may pursue by separate action independent of this Lease.

        16.6. Temporary Taking. If a temporary taking of part of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by Condemnor or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending, Rent shall abate during the time of such taking in proportion to the portion of the Premises taken. The entire Award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in the Award and fully releases and relinquishes any claim to, right to make a claim on, and any other interest in the Award.

                                   Article 17
                            ASSIGNMENT AND SUBLEASING

        17.1. Restricted Transfers.

               17.1.1. Consent Required. Definition of "Transfer". Tenant shall obtain Landlord's written consent before entering into or permitting any Transfer. A "Transfer" consists of any of the following, whether voluntary or involuntary and whether effected by death, operation of law, or otherwise: (a) any assignment, mortgage, pledge, encumbrance, or other transfer of any interest in this Lease; (b) any sublease or occupancy of any portion of the Premises by any persons other than Tenant and its employees; and (c) any of the changes (e.g., a change of ownership or reorganization) included in the definition of Transfer in Section 17.7. Any person to whom any Transfer is made or sought to be made is a "Transferee".

               17.1.2. Landlord's Remedies. If a Transfer fails to comply with this Article 17, Landlord may, at its option, do either or both of the following: (a) void the Transfer or (b) declare Tenant in material and incurable default under Section 22.1 notwithstanding any cure period specified in Section 22.1.

        17.2. Transfer Procedure. Before entering into or permitting any transfer, Tenant shall provide to Landlord a written "Transfer Notice" at least forty-five (45) days before the proposed effective date of the Transfer. The Transfer Notice shall include all of the following: (a) information regarding the proposed Transferee, including the name, address, and ownership of Transferee; the nature of Transferee's business; Transferee's character and reputation; and Transferee's current financial statements (certified by an officer, a partner, or an owner of Transferee); (b) all the terms of the proposed Transfer, including the consideration payable by Transferee; the portion of the Premises that is subject to the Transfer (Subject Space); a general description of any planned alterations or improvements to the Subject Space; the proposed use of the Subject Space; the effective date of the

Transfer; a calculation of the "Transfer Premium", as defined in Subsection 17.4.2, payable in connection with the Transfer; and a copy of all documentation concerning the proposed Transfer; (c) any other information or documentation reasonably requested by Landlord; and (d) an executed estoppel certificate from Tenant in the form attached to this Lease as Exhibit F. As a condition to the effectiveness of the Transfer Notice, Tenant shall, when providing a Transfer Notice, pay an application fee of $500.00 toward Landlord's administrative and other costs in reviewing and processing the Transfer Notice. In addition, within thirty (30) days after Landlord's written request, Tenant shall pay as Additional Rent any reasonable legal fees that Landlord incurs in reviewing and processing the Transfer Notice (Transfer Fee). Tenant shall pay the Transfer Fee whether or not Landlord consents to the Transfer. If Landlord consents to any Transfer and does not exercise its rights under Section 17.5, the following limits apply: (a) Landlord does not agree to waive or modify the terms and conditions of this Lease. (b) Landlord does not consent to any further Transfer by either Tenant or Transferee. (c) Tenant remains liable under this Lease, and any guarantor of the Lease remains liable under the guaranty. (d) Tenant may enter into that Transfer in accordance with this Article 17 if: (1) the Transfer occurs within six (6) months after Landlord's consent; (2) the Transfer is on substantially the same terms as specified in the Transfer Notice; and (3) Tenant delivers to Landlord, promptly after execution, an original, executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord (including Transferee's agreement to be subject and subordinate to the Lease and to assume Tenant's obligations under the Lease to the extent applicable to the Subject Space). (e) if the Transfer occurs after six (6) months or the terms of the Transfer have materially changed from those in the Transfer Notice, Tenant shall submit a new Transfer Notice under Subsection 17.2.1, requesting Landlord's consent, and the Subject Space shall again be subject to Landlord's rights, if any, under Section 17.5. A material change is one the terms of which would have entitled Landlord to refuse to consent to the Transfer initially or would cause the proposed Transfer to be more favorable to Transferee than the terms in the original Transfer Notice.

        17.3. Landlord's Consent.

               17.3.1. Reasonable Consent. Landlord may not unreasonably withhold its consent to any proposed Transfer that complies with this Article
17. Reasonable grounds for denying consent include any of the following: (a) Transferee's character, reputation, credit history, or business is not consistent with the character or quality of the Building; (b) Transferee would be a significantly less prestigious occupant of the Building than Tenant; (c) Transferee is either a government agency or an instrumentality of one; (d) Transferee's intended use of the Premises is inconsistent with the Permitted Use or will materially and adversely affect Landlord's interest; (e) Transferee's financial condition is or may be inadequate to support the Lease obligations of Transferee under the Transfer documents; (f) the Transfer would cause Landlord to violate another lease or agreement to which Landlord is a party or would give a Building tenant the right to cancel its lease; (g) Transferee occupies space in the Building and such space is not contiguous to the Premises, is negotiating with Landlord to lease space in the Building, or has negotiated with Landlord during the six (6) months immediately preceding the Transfer Notice; or (h) Transferee does not intend to occupy the entire Premises and conduct business there for a substantial portion of the term of the Transfer; or (i) the rent charged by Tenant to Transferee during the term of that Transfer, using a present value analysis, is less than ninety percent (90%) of the rent then being quoted by Landlord for comparable space in the Building for a comparable term (Quoted Rent), using a present value analysis.

               17.3.2. Landlord's Written Response. Within a reasonable time after receipt of a Transfer Notice that complies with Subsection 17.2.1, Landlord shall approve or disapprove the proposed Transfer in writing.

               17.3.3. Tenant's Remedies. If Landlord wrongfully denies or conditions its consent, Tenant may seek only declaratory and injunctive relief. Tenant specifically waives any damage claims against Landlord in connection with the withholding of consent.

               17.3.4. Tenant's Indemnity. Tenant shall indemnify, defend, and hold harmless Landlord from and against all Claims by any third party (including the proposed Transferee) arising out of or relating (directly or indirectly) to a proposed Transfer. If a judicial determination is made that any of the Claims were caused solely by Landlord's breach of this Article 17, however, Tenant's indemnity obligation shall not extend to those Claims.

               *SEE ADDENDUM

        17.4   Transfer Premium.

               17.4.1. Transfer Premium. As a reasonable condition to Landlord's consent to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium, as defined in this Subsection 17.4.1. "Transfer Premium" means all Basic Rent, additional rent, and other consideration payable by Transferee to Tenant (including key money and bonus money and any payment in excess of fair market value for services rendered by Tenant to Transferee or assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with the Transfer (Transferee Rent)), after deducting the Rent payable by Tenant under this Lease (excluding the Transfer Premium) for the Subject Space (Tenant Rent). If part of the Transfer Premium is payable by Transferee other than in cash, Landlord's share of that non-cash consideration shall be in a form reasonably satisfactory to Landlord. Tenant shall pay the Transfer Premium on a monthly basis, together with its payment of Additional Rent under Article 5. In calculating the Transfer Premium, Tenant Rent, Transferee Rent, and Quoted Rent, the parties shall first adjust the rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions, including any rent credit and tenant improvement allowance. For purposes of calculating the effective rent, all those concessions shall be amortized on a straight-line basis over the relevant term. On Landlord's request, Tenant shall furnish a complete statement, certified by an independent certified public accountant or

Tenant's chief financial officer, describing in detail the computation of any Transfer Premium that Tenant has derived or will derive from the Transfer. If Landlord's independent certified public accountant finds that the Transfer Premium for any Transfer has been understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of that audit. If Tenant has understated the Transfer Premium by more than ten percent (10%), Landlord may, at its option, declare Tenant in material and incurable default under Section 22.1 notwithstanding any cure period specified in Section 22.1. *SEE ADDENDUM

        17.5   Landlord's Option to Recapture Space.

               17.5.1. Landlord's Recapture Right. Despite any other provision of this Article 17, Landlord has the option, by written notice to Tenant (Recapture Notice) within thirty (30) days after receiving any Transfer Notice, to recapture the Subject Space by terminating this Lease for the Subject Space or taking an assignment or a sublease of the Subject Space from Tenant. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer, effective as of the date specified in the Transfer Notice. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this Section 17.5 to the Subject Space unless it becomes available again after Transfer by Tenant.

               17.5.2. Consequences of Recapture. To determine the new Basic Rent under this Lease if Landlord recaptures the Subject Space, the original Basic Rent under the Lease shall be multiplied by a fraction, the numerator of which is the Rentable Square Feet of the Premises retained by Tenant after Landlord's recapture and the denominator of which is the total Rentable Square Feet of the Premises before Landlord's recapture. The Additional Rent, to the extent that it is calculated on the basis of the Rentable Square Feet within the Premises, shall be reduced to reflect Tenant's proportionate share based on the Rentable Square Feet of the Premises retained by Tenant after Landlord's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering, or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

        17.6 Effect of Transfer. If this Lease is assigned, Landlord may collect Rent directly from Transferee. If all or part of the Premises is subleased and Tenant defaults, Landlord may collect Rent directly from Transferee. Landlord may then apply the amount collected from Transferee to Tenant's monetary obligations under this Lease. Collecting Rent from a Transferee or applying that Rent to Tenant's monetary obligations does not waive any provisions of this
Article 17.

        17.7. Transfers of Ownership Interests and Other Organizational Changes.

               17.7.1. Change of Ownership; Reorganization. For purposes of this
Article 17, "Transfer" also includes: (a) if Tenant is a partnership or limited liability company: (1) a change in ownership effected voluntarily, involuntarily, or by operation of law within a twelve month (12 month) period, of twenty five percent (25%) or more of the partners or members or twenty five percent (25%) or more of the partnership or membership interests; or (2) the dissolution of the partnership or limited liability company without its immediate reconstitution. (b) if Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter): (1) the sale or other transfer , within a twelve month (12 month) period, of more than an aggregate of twenty five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death); (2) the sale, mortgage, hypothecation, or pledge, within a twelve month (12 month) period, of more than an aggregate of twenty five percent (25%) of the value of Tenant's unencumbered assets; or (3) the dissolution, merger, consolidation, or other reorganization of Tenant.

               17.7.2. Transfer to Affiliate. Despite any other provision of this Lease, Landlord's consent is not required for any Transfer to an Affiliate, as defined in Subsection 17.7.3, as long as the following conditions are met:
(a) at least ten (10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or Transferee); (b) the Transfer is not a subterfuge by Tenant to avoid its obligations under the Lease;
(c) if the Transfer is an assignment, Transferee assumes in writing all of Tenant's obligations under this Lease relating to the Subject Space; and (d) Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied (Net Worth), at least equal to Tenant's Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater.

               17.7.3. Definition of "Affiliate". An "Affiliate" means any entity that controls, is controlled by, or is under common control with Tenant. "Control" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs.

        17.8. Restrictions on Marketing the Space. Tenant may not enter into any listing agreement for marketing the Subject Space other than through the exclusive leasing agent designated by Landlord for the Building. Tenant may not promote or advertise the availability of the Subject Space unless Landlord has approved Tenant's advertising or promotional materials in writing. Tenant may not market the Subject Space at a rate less than the Quoted Rent. *SEE ADDENDUM

                                   Article 18
                              SURRENDER OF PREMISES

        18.1. Surrender of Premises. No act of Landlord or its authorized representatives shall constitute Landlord's acceptance of a surrender of the Premises by Tenant unless that intent is specifically acknowledged in a writing signed by Landlord. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of all subleases or sub-tenancies. Landlord shall exercise this option by giving notice of that assignment to all subtenants within ten (10) days after the effective date of the surrender and termination.

        18.2. Removal of Tenant Property by Tenant. On the expiration or earlier termination of the Lease Term, Tenant shall quit the Premises and surrender possession to Landlord in accordance with this Section 18.2. Tenant shall leave the Premises in as good order and condition as when Tenant took possession of the Premises, except for reasonable wear and tear and repairs that are specifically made the responsibility of Landlord. On expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises: (a) all debris and rubbish; (b) any items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises; (c) any similar articles of any other persons claiming under Tenant that Landlord, in Landlord's sole discretion, requires to be removed; and (d) any alterations and improvements that Tenant is required to remove under Article 12. Tenant shall, at Tenant's sole expense, repair all damage or injury that may occur to the Premises or the Building caused by Tenant's removal of those items and shall restore the Premises and Building to their original condition.

                                   Article 19
                                  HOLDING OVER

        19.1. Holdover Rent. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease with Landlord's express written consent, Tenant's occupancy shall be a month to month tenancy at a rent agreed on by Landlord and Tenant but in no event less than the Basic Rent and Additional Rent payable under this Lease during the last full month before the date of expiration or earlier termination of this Lease. The month to month tenancy shall be on the terms and conditions of this Lease except as provided in
(a) the preceding sentence and (b) the lease clauses (if any) concerning lease term, expansion rights, purchase option, and extension rights. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to the greater of: (a) one hundred and fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises; or (b) two hundred percent (200%) of the Basic Rent and Additional Rent payable under this Lease for the last full month before the date of expiration or termination.

        19.2. No Consent or Waiver Implied. Landlord shall construe nothing in this Article 19 as implied consent to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this Article 19 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law.

                                   Article 20
                              ESTOPPEL CERTIFICATES

        20.1. Tenant's Obligation To Provide Estoppel Certificates. Within ten
(10) days after a written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, substantially in the form of Exhibit F (or other form required by any existing or prospective lender, mortgagee, or purchaser of all or part of the Building), indicating in the certificate any exceptions to the statements in the certificate that may exist at that time. The certificate shall also contain any other information reasonably requested by Landlord or any existing or prospective lender, mortgagee, or purchaser.

        20.2. Additional Requested Documents or Instruments. Within ten (10) days after a written request by Landlord, Tenant shall execute and deliver whatever other documents or instruments may be reasonably required for sale or financing purposes, including (if requested by Landlord) a current financial statement and financial statements for the two (2) years preceding the current financial statement year. Those statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by an independent certified public accountant.

        20.3. Failure To Deliver. Tenant's failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Tenant's failure to execute or deliver an estoppel certificate or other document or instrument required under this Article 20 in a timely manner shall be a material breach of this Lease.

                                   Article 21
                  SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT

        21.1. Automatic Subordination. This Lease is subject and subordinate to:
(a) the lien of any mortgages, deeds of trust, or other encumbrances (Encumbrances) of the Building and Project; (b) all present and future ground or underlying leases (Underlying Leases) of the Building and Project now or hereafter in force against the Building and Project; (c) all renewals, extensions, modifications, consolidations, and replacements of the items described in subparagraphs (a) - (b); and (d) All advances made or hereafter to be made on the security of the Encumbrances. Despite any other provision of this
Article 21, any Encumbrance holder or lessor may elect that this Lease shall be senior to and have priority over that Encumbrance or Underlying Lease whether this Lease is dated before or after the date of the Encumbrance or Underlying Lease.

        21.2. Subordination Agreement; Agency. This subordination is self operative, and no further instrument of subordination shall be required to make it effective. To confirm this subordination, however, Tenant shall, within five
(5) days after Landlord's request, execute any further instruments or assurances in recordable form that Landlord reasonably considers necessary to evidence or confirm the subordination or superiority of this Lease to any such Encumbrances or Underlying Leases. Tenant irrevocably appoints the President, Managing General Partner or Manager of Landlord, as Tenant's agent to execute and deliver in the name of Tenant any such instrument(s) if Tenant fails to do so. This authorization shall in no way relieve Tenant of the obligation to execute such instrument(s) of subordination or superiority. Tenant's failure to execute and deliver such instrument(s) shall constitute a default under this Lease.

        21.3. Attornment. Tenant covenants and agrees to attorn to the transferee of Landlord's interest in the Building and/or Project by foreclosure, deed in lieu of foreclosure, exercise of any remedy provided in any Encumbrance or Underlying Lease, or operation of law (without any deductions or setoffs), if requested to do so by the transferee, and to recognize the transferee as the lessor under this Lease. The transferee shall not be liable for: (a) any acts, omissions, or defaults of Landlord that occurred before the sale or conveyance; or (b) the return of any security deposit except for deposits actually paid to the transferee.

        21.4. Notice of Default; Right To Cure. Tenant agrees to give written notice of any default by Landlord to the holder of any prior Encumbrance or Underlying Lease. Tenant agrees that, before it exercises any rights or remedies under the Lease, the lien-holder or lessor shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days. Tenant agrees that this cure period shall be extended by the time necessary for the lien-holder to begin foreclosure proceedings and to obtain possession of the Building or Project, as applicable.

        *SEE ADDENDUM

                                   Article 22
                              DEFAULTS AND REMEDIES

        22.1. Tenant's Default. The occurrence of any of the following shall constitute a default by Tenant under this Lease: (a) Tenant's failure to pay when due any Rent required to be paid under this Lease if the failure continues for three (3) days after written notice of the failure from Landlord to Tenant;
(b) Tenant's failure to provide any instrument or assurance as required by
Section 21.2 or estoppel certificate as required by Section 20.1 if the failure continues for five (5) days after written notice of the failure from Landlord to Tenant; (c) Tenant's failure to perform any other obligation under this Lease if the failure continues for fifteen (15) days after written notice of the failure from Landlord to Tenant; (d) Tenant's abandonment of the Premises, including Tenant's absence from the Premises for three (3) consecutive days (excluding Saturdays, Sundays, and California legal holidays) while in default of any provision of this Lease; (e) to the extent permitted by law: (1) a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors;
(2) the filing by or against Tenant, or any guarantor, of any proceeding under an insolvency or bankruptcy law, unless (in the case of an involuntary proceeding) the proceeding is dismissed within sixty (60) days; (3) the appointment of a trustee or receiver to take possession of all or substantially all the assets of Tenant or any guarantor, unless possession is unconditionally restored to Tenant or that guarantor within thirty (30) days and the trusteeship or receivership is dissolved; (4) any execution or other judicially authorized seizure of all or substantially all the assets of Tenant located on the Premises, or of Tenant's interest in this Lease, unless that seizure is discharged within thirty (30) days; (f) the committing of waste on the Premises; or (g) Tenant's failure to occupy the Premises within ten (10) business days after the Premises are ready for occupancy.

        22.2. Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by
Section 31.11 shall replace and satisfy the statutory service of notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

        22.3. Landlord's Remedies on Tenant's Default. On the occurrence of a default by Tenant, Landlord shall have the right to pursue any one or more of the following remedies in addition to any other remedies now or later available to Landlord at law or in equity. These remedies are not exclusive but cumulative.

               22.3.1. Termination of Lease. Landlord may terminate this Lease and recover possession of the Premises. Once Landlord has terminated this Lease, Tenant shall immediately surrender the Premises to Landlord. On termination of this Lease, Landlord may recover from Tenant all of the following: (a) the worth at the time of the award of any unpaid Rent that had been earned at the time of the termination, to be computed by allowing interest at the rate set forth in
Article 24 but in no case greater than the maximum amount of interest permitted by law; (b) the worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the rate set forth in Article 24 but in no case greater than the maximum amount of interest permitted by law; (c) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; and (e) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

               22.3.2. Continuation of Lease in Effect. Landlord shall have the remedy described in Civil Code Section 1951.4, which provides that, when a tenant has the right to sublet or assign (subject only to reasonable limitations), the landlord may continue the lease in effect after the Tenant's breach and abandonment and recover Rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

               22.3.3. Tenant's Subleases. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may: (a) terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises. (b) choose to succeed to Tenant's interest in such an arrangement. If Landlord elects to succeed to Tenant's interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement.

        22.4. Form of Payment After Default. If Tenant fails to pay any amount due under this Lease within three (3) days after the due date or if Tenant draws a check on an account with insufficient funds, Landlord shall have the right to require that any subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or other form approved by Landlord despite any prior practice of accepting payments in a different form.

        22.5. Efforts To Relet. For purposes of this Article 22, Tenant's right to possession shall not be considered to have been terminated by Landlord's efforts to relet the Premises, by Landlord's acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests under this Lease. This list is merely illustrative of acts that may be performed by Landlord without terminating Tenant's right to possession.

        22.6. Acceptance of Rent Without Waiving Rights. Under Article 25, Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

        22.7. Tenant's Remedies on Landlord's Default. Tenant waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

                                   Article 23
                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

        23.1. Landlord's Right To Perform Tenant's Obligations. All obligations to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's expense and without any reduction of Rent. If Tenant's failure to perform an obligation continues for five (5) days after notice to Tenant, Landlord may perform the obligation on Tenant's behalf, without waiving Landlord's rights for Tenant's failure to perform any obligations under this Lease and without releasing Tenant from such obligations.

        23.2. Reimbursement by Tenant. Within fifteen (15) days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of expense reasonably incurred by Landlord, under Section 23.1, in performing Tenant's obligation.

                                   Article 24
                                  LATE PAYMENTS

        24.1. Late Charges. If any Rent payment is not received by Landlord or Landlord's designee within five (5) days after that Rent is due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100), or ten percent (10%) of the overdue amount as liquidated damages, in lieu of actual damages (other than interest under Section 24.2 and attorney fees and costs under Section 27.1). Tenant shall pay this amount for each calendar month in which all or any part of any Rent payment remains delinquent for more than five (5) days after the due date. The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment of Rent (other than interest and attorney fees and costs). Landlord's acceptance of any liquidated damages shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Rent. *SEE ADDENDUM

        24.2. Interest. If any Rent payment is not received by Landlord or Landlord's designee within five (5) days after that Rent is due, Tenant shall pay to Landlord interest on the past due amount, from the date due until paid, at the rate of eighteen percent (18%) per annum from the due date of such amount (Interest Rate). Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, Landlord shall refund the portion exceeding those sums in cash to Tenant. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

                                   Article 25
                                    NONWAIVER

        25.1. Non-waiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such written waiver shall affect only the provision specified and only for the time and in the manner stated in the writing.

        25.2. Acceptance and Application of Payment. Not Accord and Satisfaction. No receipt by Landlord of a lesser payment than the Rent required under this Lease shall be considered to be other than on account of the earliest amount due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Landlord may accept checks or payments without prejudice to Landlord's right to recover all amounts due and pursue all other remedies provided for in this Lease. Landlord's receipt of monies from Tenant after giving notice to Tenant terminating this Lease shall in no way reinstate, continue, or extend the Lease Term or affect the Termination Notice given by Landlord before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of that Rent shall not waive or affect such prior notice, action, or judgment.

                                   Article 26
                          WAIVER OF RIGHT TO JURY TRIAL

        26.1. Waiver of Right to Jury Trial. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.


             -------------------------      -----------------------
                Landlord's Initials            Tenant's Initials

                                   Article 27
                             ATTORNEY FEES AND COSTS

        27.1 Legal Costs. If either party incurs any costs or expenses in connection with any action instituted by either party by reason of any dispute pursuant to this Lease or for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease by either party, or for any other relief pursuant to this Lease, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers', accountants, and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action or dispute and shall be enforceable whether or not the action is prosecuted to judgment. The provisions contained in this Section 27.1 shall survive the expiration or earlier termination of this Lease, and in the event any action or proceeding is instituted to recover possession of the Premises following the expiration or earlier termination of this Lease, the provisions contained in this Section 27.1 shall be applicable.

                                      Article 28
                             LANDLORD'S ACCESS TO PREMISES

        28.1. Landlord's Access to Premises. Landlord and its agents shall have the right at all reasonable times to enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees, or tenants or to ground lessors or underlying lessors; (c) serve, post, and keep posted notices required by law or that Landlord considers necessary for the protection of Landlord or the Building; or (d) make repairs, replacements, alterations, or improvements to the Premises or Building that Landlord considers necessary or desirable. Despite any other provision of this Article 28, Landlord may enter the Premises at any time to: (a) perform services required of Landlord; (b) take possession due to any breach of this Lease; or (c) perform any covenants of Tenant that Tenant fails to perform. *SEE ADDENDUM

        28.2. Tenant's Waiver. Landlord may enter the Premises without the abatement of Rent and may take steps to accomplish the stated purposes. Tenant waives any claims for damages caused by Landlord's entry, including damage claims for: (a) injuries; (b) inconvenience to or interference with Tenant's business; (c) lost profits; and (d) loss of occupancy or quiet enjoyment of the Premises. *SEE ADDENDUM

                                   Article 29
                                      SIGNS

        29.1. Building Name; Landlord's Signage Rights. Subject to Tenant's signage rights under this Article 29, Landlord may at any time change the name of the Building and install, affix, and maintain all signs on the exterior and interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building. Tenant may use the name of the Building or pictures or illustrations of the Building in advertising or other publicity during the Lease Term. *SEE ADDENDUM

        29.2. Tenant's Signage Rights Within Building.

               29.2.1. Single Tenant Floor. If the Premises comprise an entire floor of the Building, Tenant may, at Tenant's sole expense, install identification signs (including its logo) anywhere in the Premises, including the elevator lobby of the Premises, subject to the following requirements: (a) Tenant must obtain Landlord's prior written approval for such signs, which Landlord may, in Landlord's sole discretion, grant or deny; (b) all signs must be in keeping with the quality, design, and style of the Building; and (c) no sign may be visible from the exterior of the Building.

               29.2.2. Multi Tenant Floor. If other tenants occupy space on the floor on which the Premises are located, Landlord shall provide Tenant's identifying signs at Tenant's expense. The signs shall be comparable to those used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

               29.2.3. Prohibited Signs and Other Items. Tenant may not display any signs on the exterior or roof of the Building or in the common areas of the Building or the Project. Tenant may not install or display any signs, window coverings, blinds (even if located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises without Landlord's prior written approval, which Landlord may, in Landlord's sole discretion, grant or withhold. Any signs, notices, logos, pictures, names, or advertisements that are installed by or for Tenant without Landlord's approval may be removed without notice by Landlord at Tenant's expense. The provisions of this Subsection 29.2.3 are subject to Section 29.3 or 29.4.

                                   Article 30
                                 TENANT PARKING

        30.1. Number of Parking Passes. Tenant shall be entitled to receive parking passes from Landlord for the number of parking spaces for Tenant's use as set forth in Summary of Basic Lease Information Section 12. *SEE ADDENDUM

        30.2. Location of Parking. Landlord specifically reserves the right to designate and to change the location, size, configuration, design, layout, and all other aspects of the parking facility, including the initiation or discontinuance of a valet system. Landlord may close off or restrict access to the parking facility from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease.

        30.3. Parking Rules and Regulations. Tenant's continued right to use the parking passes is conditioned on Tenant's abiding by all rules and regulations prescribed from time to time for the orderly operation and use of the parking facility. Tenant shall use all reasonable efforts to ensure that Tenant's employees and visitors also comply with such rules and regulations.

        30.4. Nontransferable Passes. The parking passes rented by Tenant under this Article 30 are provided to Tenant solely for use by Tenant's personnel (not including Tenant's invitees and guests). These passes may not be transferred, assigned, subleased, or otherwise alienated by Tenant without Landlord's prior approval. *SEE ADDENDUM

                                   Article 31
                                  MISCELLANEOUS

        31.1. Captions. The captions of articles and sections and the table of contents of this Lease are for convenience only and have no effect on the interpretation of the provisions of this Lease.

        31.2. Word Usage. Unless the context clearly requires otherwise, the plural and singular numbers shall each be considered to include the other; the masculine, feminine, and neuter genders shall each be considered to include the others; "Shall", "will", "must", "agrees", and "covenants" are each mandatory; "May" is permissive; "Or" is not exclusive; and "Includes" and "including" are not limiting.

        31.3. Counting Days. Days shall be counted by excluding the first day and including the last day. If the last day is a Saturday, Sunday, or legal holiday as described in Government Code Sections 6700-6701, it shall be excluded. Any act required by this Lease to be performed by a certain day shall be timely performed if completed before 5 p.m. local time on that date. If the day for performance of any obligation under this Lease is a Saturday, Sunday, or legal holiday, the time for performance of that obligation shall be extended to 5 p.m. local time on the first following date that is not a Saturday, Sunday, or legal holiday.

        31.4. Entire Agreement; Amendments. This Lease and all exhibits addenda, schedules, and agreements referred to in this Lease constitute the final, complete, and exclusive statement of the terms of the agreement between Landlord and Tenant pertaining to Tenant's lease of space in the Building and supersede all prior and contemporaneous understandings or agreements of the parties. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease. This Lease may be amended only by an agreement in writing signed by Landlord and Tenant.

        31.5. Exhibits. The Exhibits and Addendum, if applicable, attached to this Lease are a part of this Lease and incorporated into this Lease by reference.

        31.6. Reasonableness and Good Faith. Except as limited elsewhere in this Lease, whenever this Lease requires Landlord or Tenant to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

        31.7. Partial Invalidity. If a court or arbitrator of competent jurisdiction holds any Lease clause to be invalid or unenforceable in whole or in part for any reason, the validity and enforceability of the remaining clauses, or portions of them, shall not be affected unless an essential purpose of this Lease would be defeated by loss of the invalid or unenforceable provision.

        31.8. Binding Effect. Subject to Article 17 and Sections 31.16-31.17, this Lease shall bind and benefit the parties to this Lease and their legal representatives and successors in interest.

        31.9. Independent Covenants. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent. Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease, Tenant shall not be entitled: (a) to make any repairs or perform any acts at Landlord's expense; or
(b) to any setoff of the Rent or other amounts owing under this Lease against Landlord. The foregoing, however, shall in no way impair Tenant's right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any lender of whose address Tenant has been notified, and an opportunity is granted to Landlord and that lender to correct those violations as provided in Section 21.4 and Subsection 22.7.1.

        31.10. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

        31.11. Notices. All notices (including requests, demands, approvals, or other communications) under this Lease shall be in writing.

               31.11.1. Method of Delivery. Notice shall be sufficiently given for all purposes as follows: (a) when personally delivered to the recipient, notice is effective on delivery, (b) when mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery, (c) when mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt, (d) when delivered by overnight delivery FedEx/Airborne/United Parcel Service/DHL WorldWide Express with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the delivery service, (e) when sent by telex or fax to the last telex or fax number of the recipient known to the party giving notice, notice is effective on receipt as long as (1) a duplicate copy of the notice is promptly given by first class or certified mail or by overnight delivery or (2) the receiving party delivers a written confirmation of receipt. Any notice given by telex or fax shall be considered to have been received on the next business day if it is received after 5 p.m. (recipient's time) or on a non-business day.

               31.11.2. Refused, Unclaimed, or Undeliverable Notices. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

               31.11.3. Addresses. Addresses for purposes of giving notice are set forth in Section 13 of the Summary of Basic Lease Information. Either party may change its address or telex or fax number by giving the other party notice of the change in any manner permitted by this Section 31.11.

               31.11.4. Lenders and Ground Lessor. If Tenant is notified of the identity and address of Landlord's lender or ground or underlying lessor, Tenant shall give to that lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease.

        31.12. Force Majeure. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes; lockouts; labor disputes; acts of God; inability to obtain services, labor, or materials or reasonable substitutes for those items; government actions; civil commotion; fire or other casualty; or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this
Section 31.12.

        31.13. Time of the Essence. Time is of the essence of this Lease and each of its provisions.

        31.14. Modifications Required by Landlord's Lender. If any lender of Landlord or ground lessor of the Building and/or Project requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

        31.15. Recording; Memorandum of Lease. Except as provided in this
Section 31.15, neither this Lease nor any memorandum, affidavit, or other writing relating to this Lease may be recorded by Tenant or anyone acting through, under, or on behalf of Tenant. Recordation in violation of this provision constitutes an act of default by Tenant. On request by Landlord or any lender or ground lessor, Tenant shall execute a short form of Lease for recordation, containing (among other customary provisions) the names of the parties and a description of the Premises and the Lease Term. Tenant shall execute, acknowledge before a notary public, and deliver that form to Landlord within ten (10) days after the request.

        31.16. Liability of Landlord. Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Landlord (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the interest of Landlord and Landlord's successors in interest in and to the Building and Project. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease.

        31.17. Transfer of Landlord's Interest. Landlord has the right to transfer all or part of its interest in the Building and Project and in this Lease. On such a transfer, Landlord shall automatically be released from all liability accruing under this Lease, and Tenant shall look solely to that transferee for the performance of Landlord's obligations under this Lease after the date of transfer, subject to Section 6.2. Landlord may assign its interest in this Lease to a mortgage lender as additional security. This assignment shall not release Landlord from its obligations under this Lease, and Tenant shall continue to look to Landlord for the performance of its obligations under this Lease.

        31.18. Joint and Several Obligations of Tenant. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several.

        31.19. Submission of Lease. Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

        31.20. Legal Authority.

               31.20.1. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of that corporation represents and warrants that: (a) the individual is authorized to execute and deliver this Lease on behalf of that corporation in accordance with a duly adopted resolution of the corporation's board of directors and in accordance with that corporation's articles of incorporation or charter and bylaws; (b) this Lease is binding on that corporation in accordance with its terms; (c) the corporation is a duly organized and legally existing corporation in good standing in the State of California; and (d) the execution and delivery of this Lease by that corporation shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease loan, credit agreement, partnership agreement, or other contract or instrument to which that corporation is a party or by which that corporation may be bound. If Tenant is a corporation, Tenant shall, within fifteen (15) days after the date of this Lease, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease. The secretary or assistant secretary of the corporation must duly certify that resolution. If Tenant fails to comply with this Subsection 31.20.1, each individual executing this Lease on behalf of the corporation shall be personally liable for all of Tenant's obligations under this Lease.

               31.20.2. Partnership Authority. If Tenant is a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that: (a) the individual is duly authorized to execute and deliver this Lease on behalf of the partnership in accordance with the partnership agreement, or an amendment to the partnership agreement, now in effect; (b) this Lease is binding on that partnership; (c) the partnership is a duly organized and legally existing partnership and has filed all certificates required by law; and (d) the execution and delivery of this Lease shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which the partnership is a party or by which the partnership may be bound.

               31.20.3. Limited Liability Company Authority. If Tenant is a limited liability company, each individual executing this Lease on behalf of that company represents and warrants that: (a) the individual(s) executing this Lease on behalf of the company has/have full power and authority under the company's governing documents to execute and deliver this Lease in the name of and on behalf of the company and to cause the company to perform its obligations under this Lease; (b) the company is a limited liability company duly organized and validly existing under the laws of the State of California; and (c) the company has the power and authority under applicable law and its governing documents to execute and deliver this Lease and to perform its obligations under this Lease.

        31.21. Right To Lease. Landlord reserves the absolute right to contract with any other person or entity to be a tenant in the Building as Landlord, in Landlord's sole business judgment, determines best to promote the interests of the Building. Tenant does not rely on the expectation, and Landlord does not represent, that any specific tenant or type or number of tenants will, during the Lease Term, occupy any space in the Building.

        31.22. No Air Rights. No rights to any view from the Premises or to exterior light or air to the Premises are created under this Lease.

        31.23. Brokers. Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents specified in Summary of Basic Lease Information Section 14 (Brokers) and that they know of no other real estate broker or agent who is entitled to a commission or finder's fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder's fee, or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Section 31.23 shall survive the expiration or earlier termination of the Lease Term.

        31.24. Transportation Management. Tenant shall fully comply with all current or future compulsory programs imposed by any public authority, intended to manage parking, transportation, or traffic in and around the Building. In connection with this compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any government transportation management organization, or other transportation related committees or entities. This provision includes programs such as the following: (a) restrictions on the number of peak hour vehicle trips generated by Tenant; (b) encouragement of increased vehicle occupancy through employer sponsored financial or in kind incentives; (c) implementation of an in house or area wide ridesharing program and appointment of an employee transportation coordinator; and (d) flexible work shifts for employees.

        Executed as of the date stated in Summary of Basic Lease Information
Section 1.

LANDLORD:                                     TENANT:

American Assets, Inc.,                        ACC Consumer Finance Corporation,
a California corporation                      a Delaware corporation


By: /s/ JOHN W. CHAMBERLAIN                   By: /s/ GARY S. BURDICK
    -------------------------------------         ------------------------------
      Name: John W. Chamberlain                     Name: Gary S. Burdick
      Title: President                              Title: President


                                              By:
                                                  ------------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                           ---------------------

                                    EXHIBIT A
                               DIAGRAM OF PREMISES


This Exhibit A is intended to show the general configuration of the Premises as of the Commencement Date and is not a representation or warranty by Landlord as to the size, nature or exact configuration of the Premises.

                                    EXHIBIT B
                              SITE PLAN OF PROJECT


This Exhibit B is intended to show the general configuration of the Project and the Building as of the Commencement Date and is not a representation or warranty by Landlord as to the size, nature or exact configuration of the Project or Building.

                                    EXHIBIT C
                           TENANT WORKLETTER AGREEMENT


        This Tenant Work Letter Agreement shall set forth the terms and conditions relating to the construction of the tenant improvements within the Premises. This Tenant Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter Agreement to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 31 of the Torrey Reserve Office Lease to which this Tenant Work Letter Agreement is attached as Exhibit C and of which this Tenant Work Letter Agreement forms a part, and all references in this Tenant Work Letter Agreement to Sections of this "Tenant Work Letter Agreement" shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter Agreement.

                                    Section 1
                     CONSTRUCTION DRAWINGS FOR THE PREMISES

        Landlord shall construct the improvements in the Premises (the "Tenant Improvements") pursuant to those certain plans and specifications and finish schedule prepared Smith Consulting Architects dated _______, 19___, containing Sheet Nos. _______ though __________, and preliminary construction cost budget prepared by ___________ dated ________, 19__, containing pages _____ through _____ (collectively, the "Approved Working Drawings and Budget"). Tenant shall make no changes or modifications to the Approved Working Drawings and Budget without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would directly or indirectly delay the "Substantial Completion," as that term is defined in
Section 4.1 of this Tenant Work Letter Agreement, of the Premises or increase the cost of designing or constructing the Tenant Improvements. *SEE ADDENDUM

                                    Section 2
                              OVER-ALLOWANCE AMOUNT

        Upon Tenant's execution of this Lease, Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to Zero ($00.00). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any portion of Landlord's contribution to the construction of the Tenant Improvements. In the event that after Tenant's execution of this Lease, any revisions, changes, or substitutions shall be made to the Approved Space Plan and Finish Standards or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.

                                    Section 3
                     CONTRACTOR'S WARRANTIES AND GUARANTIES

        Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the "Contractor") relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

                                    Section 4
                     COMPLETION OF THE TENANT IMPROVEMENTS;
                             LEASE COMMENCEMENT DATE

        4.1 Substantial Completion. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Space Plan and Finish Standards, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

        4.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 4.2, the Lease Commencement Date shall occur as set forth in Article 3 of the Lease and Section 4.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in Article 3 of the Lease, as a direct, indirect, partial, or total result of:

               4.2.1 Tenant's failure to timely approve any matter requiring Tenant's approval;

               4.2.2 A breach by Tenant of the terms of this Tenant Work Letter Agreement or the Lease;

               4.2.3 Tenant's request for changes in the Approved Space Plan and Finish Standards;

               4.2.4 Changes in any of the Approved Space Plan and Finish Standards because the same do not comply with applicable laws;

               4.2.5 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the

        Premises, as set forth in the Lease, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

               4.2.6 Changes to the base, shell and core work of the Building required by the Approved Space Plan and Finish Standards; or

               4.2.7 Any other acts or omissions of Tenant, or its agents, or employees,

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter Agreement and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant delay or delays, as set forth above, had occurred.

                                    Section 5
                                  MISCELLANEOUS

        5.1 Tenant's Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing over-standard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 5.1.

        5.2 Tenant's Representative. Tenant has designated Mr. Gary Burdick as its sole representative with respect to the matters set forth in this Tenant Work Letter Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter Agreement.

        5.3 Landlord's Representative. Landlord has designated Mr. Rick McKee (Landlord's Vice President of Construction) as its sole representative with respect to the matters set forth in this Tenant Work Letter Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter Agreement.

        5.4 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall conduct their activities in and around the Premises, Building and the Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Premises, Building and Project and, if necessary, Tenant shall employ union labor to achieve such harmonious relations. *SEE ADDENDUM

        5.5 Time of the Essence in This Tenant Work Letter Agreement. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

        5.6 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in Article 22 of the Lease, or a default by Tenant under this Tenant Work Letter Agreement, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 4 of this Tenant Work Letter Agreement), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

        Executed as of the date stated in Summary of Basic Lease Information contained in Section 1 of the Lease.

LANDLORD:                                     TENANT:

American Assets, Inc.,                        ACC Consumer Finance Corporation,
a California corporation                      a Delaware corporation


By: /s/ JOHN W. CHAMBERLAIN                   By: /s/ GARY S. BURDICK
    -------------------------------------         ------------------------------
      Name: John W. Chamberlain                     Name: Gary S. Burdick
      Title: Chief Executive Officer                Title: President


                                              By:
                                                  ------------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                           ---------------------

                                    Exhibit D
                        NOTICE OF BASIC LEASE INFORMATION


        To: ___________________________________
            ___________________________________
            ___________________________________

RE:     Office Lease, dated ___________________

               LANDLORD: _______________________________________________________

               TENANT: _________________________________________________________

               PREMISES: _______________________________________________________

               BUILDING: The Building located at _______________________________

               RESPONSE DEADLINE: ______________________________________________

Dear Sir or Madam:

        In accordance with the office lease referred to above (Lease), we wish to advise you and confirm the following:

        1. Construction of the Tenant Improvements is Substantially Complete, and the Lease Term shall commence as of ___________________, for a term of ____________ months, ending on ___________________.

        2. The exact Rentable Area of the Premises is _________________ Rentable Square Feet.

        3. In accordance with the Lease, Basic Rent began to accrue on ________, the amount of __________________.

        4. If the Lease Commencement Date is other than the first day of the month, the first billing shall contain a prorata adjustment based on the actual number of days in the first calendar month. Each subsequent billing, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

        5. Basic Rent and any estimated Operating Expense and Tax payments are due and payable in advance on the first day of each month during the Lease Term. Your rent checks should be made payable to __________________________________ at
___________________________.

        6. Tenant's Share, as adjusted based on the exact number of Rentable Square Feet in the Premises, is ____.


LANDLORD

____________________________________,
a __________________________________


By: ________________________________
    Name: __________________________
    Title: _________________________

                                    EXHIBIT E
                              RULES AND REGULATIONS


        Tenant shall comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations.

        1. Locks; Keys. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Landlord for the Premises shall furnish two keys, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

        2. Doors Opening to Public Corridors. All doors opening to public corridors must be kept closed at all times except for normal ingress to and egress from the Premises.

        3. Securing Doors; Admission to Building. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours when Comparable Buildings are customarily closed and locked. When departing after the Building's normal Business Hours, Tenant and Tenant's employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant's employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building's normal Business Hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Project during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

        4. Furniture, Freight, and Equipment; Service Deliveries. No furniture, freight, or equipment of any kind may be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 4 p.m. and 6 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that Tenant leave deliveries at the lobby security desk for pickup. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Tenant.

        5. Receipt of Deliveries; Use of Elevators. No furniture, packages, supplies, equipment, or merchandise may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

        6. No Disturbance of Other Occupants. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and Landlord's agents to prevent those actions.

        8. Use of Restrooms; Responsibility for Damage. The restrooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose employees or agents caused, the breakage, stoppage, or damage.

        9. Heating and Air-Conditioning. Tenant shall not use any method of heating or air-conditioning, other than that supplied by Landlord, without Landlord's prior written consent.

        10. Foul or Noxious Gases or Substances; Noninterference With Others. Tenant shall not use or keep, or allow to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not allow the Premises to be occupied or used in a manner causing noise, odors, or vibrations that are offensive or objectionable to Landlord or other occupants of the Project.

        11. Animals, Birds, and Vehicles. Tenant shall not bring into, or keep within, the Premises, Building, or Project any animals, birds, or vehicles (e.g., bicycles).

        12. Cooking; No Use of Premises for Improper Purposes. No cooking shall be done or permitted on the Premises, except that Underwriters' Laboratory
(UL)-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate, and similar beverages for employees and visitors. This use must be in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulation

        13. Telephone and Other Wires. Tenant may not introduce telephone wires or other wires into the Premises without first obtaining Landlord's approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord's consent. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to Landlord's prior approval.

        14. Exclusion or Expulsion. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

        15. Loitering Prohibited. Tenant and Tenant's employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant's employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Premises.

        16. Operation of Electricity, Water, and Air-Conditioning. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air-conditioning system. Tenant shall not adjust any controls of that heating and air-conditioning system.

        17. Disposal of Trash and Garbage. Tenant shall store all trash and garbage within the interior of the Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.

        18. Compliance With Safety Regulations. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or by any government agency.

        19. Protection of Premises. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Premises closed, for protecting the Premises from theft, robbery, and pilferage.

        20. Awnings, Curtains, and Electrical Ceiling Fixtures. No awnings or other projection shall be attached to the outside walls of the Building without Landlord's prior written consent. No curtains, blinds, shades, or screens shall be attached to, hung in, or used in connection with any window or door of the Premises without Landlord's prior written consent. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings attached to those windows, if any, in the Premises that have a view of any interior portion of the Building or Building Common Areas.

        21. Non-obstruction of Light. Tenant shall not cover or obstruct the sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building. Tenant shall not place any bottles, parcels, or other articles on the windowsills.

        22. Provision of Information to Tenant's Employees. Tenant shall comply with requests by Landlord that Tenant inform Tenant's employees of items of importance to Landlord.

        23. Hand Trucks and Similar Equipment. Without Landlord's prior consent, Tenant shall not use, in any space or in the public halls of the Building, any hand trucks unless they are equipped with rubber tires and side guards or similar equipment. Tenant shall not bring any other vehicles of any kind into the Building.

        24. Use of Building's Name or Likeness. Without Landlord's prior written consent, Tenant shall not use the Building's name or any photograph or other likeness of the Building in connection with, or in promoting or advertising, Tenant's business, except that Tenant may include the Building's name in Tenant's address.

        25. Parking Rules and Regulations. Without Landlord's prior written consent, no automobile detailing or washing shall be permitted in the parking areas of the Building or Project.

        26. Rules Changes; Waivers. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord's judgment, may be necessary for: (a) The management, safety, care, and cleanliness of the Premises, Building, and Project; (b) The preservation of good order; and (c) The convenience of other occupants and tenants in the Premises, Building, and Project.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Project. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant's occupancy of the Premises.

                                    EXHIBIT F
                              ESTOPPEL CERTIFICATE


        The undersigned certifies as follows:

        1. The undersigned (Tenant) and _______________________________, a
___________________ (Landlord) entered into a written office lease dated
_________________________, in which Landlord leased to Tenant and Tenant leased from Landlord premises in the office building located at __________________________ (Building). The Building is described in Lease
Article 1 (Project, Building and Premises). The Lease has been amended, modified, and supplemented as follows:
____________________________________________________. The lease, as amended, modified, and supplemented, is referred to in this Certificate as the "Lease."

        2. Under the Lease, Tenant has leased approximately ___________ rentable square feet of space (Premises) in the Building and has paid to Landlord a security deposit of __________. The term of the Lease began on ___________, and expires on _____________, subject to any options to extend identified in Section 4 of this Exhibit. Tenant has paid Basic Rent through ___________. The next payment of Basic Rent in the amount of __________ is due on __________________. Tenant is required to pay _________ percent of the direct expenses (as defined in Lease Article 5) for the Building and Project, in excess of direct expenses for base year _________.

        3. Tenant is entitled to _____________ unreserved parking spaces free of charge and ____________ parking spaces at a charge of ____________ per month per space.

        4. The Lease provides for ______________ option(s) to extend the term of the Lease for ___________ years each. The rental rate for each extension term is as follows: _____________________________.

        5. There are no oral or written amendments, modifications, or supplements to the Lease except as stated in Section 1 of this Certificate. A true, correct, and complete copy of the Lease, including all amendments, modifications, and supplements, is attached to this Certificate. The Lease, as amended, modified and supplemented, is in full force and effect and represents the entire agreement between Landlord and Tenant pertaining to the Premises, the Building, and the Project.

        6. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the lease, and Tenant has accepted and taken possession of the Premises. All contributions required to be paid by Landlord to date for improvements to the Premises have been paid in full.

        7. Landlord is not in default in the performance of any of the terms or provisions of the Lease. Tenant is not in default in the performance of any of the terms or provisions of the Lease and has not assigned, transferred, or hypothecated the Lease or any interest in the Lease or subleased all or part of the Premises.

        8. There are no setoffs or credits against Rent payable under the Lease. No free periods or rental abatements, rebates, or concessions have been granted to Tenant, except as follows: _________________________.

        9. Tenant has no actual or constructive knowledge of any processing, use, storage, disposal, release, or treatment of any hazardous or toxic material or substance on the Premises or the Project except as follows:
________________________________________________________________________________

        10. There are no pending actions, voluntary or involuntary, under any bankruptcy or insolvency laws of the United States or any state against Tenant or any guarantor of Tenant's obligations under the Lease.

        This Certificate is given to _________________________ as [lender or purchaser] with the understanding that he/she/it or his/her/its assignee shall rely on it in connection with the [acquisition of the Building and/or Project/making a loan secured by the Building, the land upon which the Building is located and the Project]. Following that [acquisition/loan], Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of the [purchaser/lender] and its successor in interest.


TENANT

____________________________________,
a __________________________________



By: ________________________________
    Name: __________________________
    Title: _________________________